UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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Preliminary Proxy Statement

CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under §240.14a-12
YUM! BRANDS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required.

Fee paid previously with preliminary materials.

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 5, 2024

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2024 Annual Meeting of Shareholders of YUM! Brands, Inc. The Annual Meeting will be held Thursday, May 16, 2024, at 9:00 a.m., central time, in the YUM! Brands Center of Restaurant Excellence at 7100 Corporate Drive in Plano, Texas.

YUM! Brands, Inc, 1441 Gardiner Lane Louisville Kentucky 40213

Once again, we encourage you to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, lowers the costs of delivery and helps reduce environmental impact.

Your vote is important. We encourage you to vote promptly whether or not you plan to attend the meeting. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting prior to the meeting are contained on the notice or proxy card.

If you plan to attend the meeting in person, please bring your notice, admission ticket from your proxy card or proof of your ownership of YUM common stock as of March 20, 2024, as well as valid picture identification. Whether or not you plan to attend, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

David Gibbs Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 16, 2024—this notice and the proxy statement are available at https://investors.yum.com/governance/governance-documents. The Annual Report on Form 10-K is available at https://investors.yum.com/financial-information/annual-reports/.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Thursday, May 16, 2024 9:00 a.m.

YUM! Brands Center of Restaurant Excellence, 7100 Corporate Drive, Plano, Texas 75024.

Items of Business:

Who Can Vote?:

You can vote if you were a shareholder of record as of the close of business on March 20, 2024.

Annual Report:

A copy of our 2023 Annual Report on Form 10-K is included with this proxy statement.

Website:

You may also read the Company’s Annual Report and this Notice and proxy statement on our website at

https://investors.yum.com/financial-information/annual-reports/.

Date of Mailing:

This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about April 5, 2024.

By Order of the Board of Directors

Scott A. Catlett

Chief Legal & Franchise Officer & Corporate Secretary

Your Vote is Important

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or on executive compensation related matters without your instructions. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On or about April 5, 2024, we mailed to our shareholders a Notice containing instructions on how to access the proxy statement and our Annual Report and vote online.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet.

If you received the proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	1

GOVERNANCE OF THE COMPANY	6

Director Biographies	10

Director Compensation	16

MATTERS REQUIRING SHAREHOLDER ACTION	26

ITEM 1 Election of Directors (Item 1 on the Proxy Card)	26

ITEM 2 Ratification of Independent Auditors (Item 2 on the Proxy Card)	27

ITEM 3 Advisory Vote on Executive Compensation (Item 3 on the Proxy Card)	28

ITEM 4 Shareholder Proposal Regarding Adoption of a Policy on the Use of Medically Important Antimicrobials in Food-Producing Animals (Item 4 on the Proxy Card)	29

ITEM 5 Shareholder Proposal Regarding a Strategic Review of Proposed Capital Transactions Involving the Brands (Item 5 on the Proxy Card)	33

STOCK OWNERSHIP INFORMATION	36

DELINQUENT SECTION 16(a) REPORTS	38

EXECUTIVE COMPENSATION	39

Compensation Discussion and Analysis	39

Summary Compensation Table	59

All Other Compensation Table	60

Grants of Plan-Based Awards	61

Outstanding Equity Awards at Year-End	63

Option Exercises and Stock Vested	65

Pension Benefits	65

Nonqualified Deferred Compensation	67

Potential Payments Upon Termination or Change in Control	70

CEO Pay Ratio	73

PAY VERSUS PERFORMANCE DISCLOSURE	74

EQUITY COMPENSATION PLAN INFORMATION	78

AUDIT COMMITTEE REPORT	79

ADDITIONAL INFORMATION	81

i

PROXY STATEMENT

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

PROXY STATEMENT

For Annual Meeting of Shareholders To Be Held On

May 16, 2024

The Board of Directors (the “Board of Directors” or the “Board”) of YUM! Brands, Inc., a North Carolina corporation (“YUM” or the “Company”), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Central Time), on Thursday, May 16, 2024, at the YUM! Brands Center of Restaurant Excellence at 7100 Corporate Drive in Plano, Texas.

This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND

VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

The Board has made these materials available to you over the internet or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Thursday, May 16, 2024 at 9:00 a.m. Central Time, at 7100 Corporate Drive, Plano, Texas. This solicitation is for proxies for use at the Annual Meeting or at any reconvened meeting after an adjournment or postponement of the Annual Meeting.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On or about April 5, 2024, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Who may attend the Annual Meeting?

The Annual Meeting is open to all shareholders of record as of close of business on March 20, 2024, or their duly appointed proxies.

What do I need to bring to attend the Annual Meeting In-Person?

You will need valid picture identification and either an admission ticket or proof of ownership of YUM’s common stock to enter the Annual Meeting. If you are a registered owner, your Notice will be your admission ticket.

If you received the proxy statement and Annual Report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting in person, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank or broker, you will need to bring your legal proxy from your bank or broker and your admission ticket in order to vote at the meeting. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a YUM shareholder. Your admittance to the Annual Meeting will depend upon availability of seating. All shareholders will be required to present valid picture identification prior to admittance. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

Please note that cellular and smart phones/devices, computers, cameras, sound or video recording equipment, and other similar devices, large bags, briefcases and packages will not be allowed in the meeting room. Seating is limited and admission is on a first-come, first-served basis.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Questions will be answered as time allows.

Who may vote?

You may vote if you owned YUM common stock as of the close of business on the record date, March 20, 2024. Each share of YUM common stock is entitled to one vote. As of March 20, 2024, YUM had approximately 281.5 million shares of common stock outstanding.

What am I voting on?

You will be voting on the following five (5) items of business at the Annual Meeting:

∎	The election of twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

∎	The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2024;

∎	An advisory vote on executive compensation; and

∎	Two (2) shareholder proposals.

We will also consider other business that properly comes before the meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

∎	FOR each of the nominees named in this proxy statement for election to the Board;

∎	FOR the ratification of the selection of KPMG LLP as our independent auditors;

∎	FOR the proposal regarding an advisory vote on executive compensation; and

∎	AGAINST the shareholder proposals.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

∎	By Internet — If you have Internet access, we encourage you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;

∎	By telephone — by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or

∎	By mail — If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a participant in the direct stock purchase and dividend reinvestment plan (ComputerShare CIP), as a registered shareholder, you will receive all proxy materials and may vote your shares according to the procedures outlined herein.

If you are a participant in the YUM! Brands 401(k) Plan (“401(k) Plan”), the trustee of the 401(k) Plan will only vote the shares for which it has received directions to vote from you.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Time, on May 15, 2024. Proxies submitted by mail must be received prior to the meeting. Directions submitted by 401(k) Plan participants must be received by 12:00 p.m., Eastern Time, on May 14, 2024.

Also, if you hold your shares in the name of a bank or broker, your ability to vote by the Internet or telephone depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers Internet and telephone voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares through the Internet at Broadridge’s voting website (www.proxyvote.com) or telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank. Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Time, on May 15, 2024.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held through a broker or nominee may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

∎	Signing another proxy card with a later date and returning it to us prior to the Annual Meeting;

∎	Voting again through the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 15, 2024;

YUM! BRANDS, INC.	2024 PROXY STATEMENT

∎	Giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or

∎	Voting again at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

Representatives of Computershare, Inc. will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

∎	FOR the election of the twelve (12) nominees for director named in this proxy statement (Item 1);

∎	FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2024 (Item 2);

∎	FOR the proposal regarding an advisory vote on executive compensation (Item 3); and

∎	AGAINST the shareholder proposals (Items 4-5).

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, Inc., which may be reached at 1 (888) 439-4986 and internationally at 1 (781) 575-2879.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2024 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the outstanding shares of YUM common stock, as of March 20, 2024, must be present or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees, your proxy will be voted “FOR”

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the vote on directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles at https://investors.yum.com/governance/governance-documents/ and at page 19 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

How many votes are needed to approve the other proposals?

In order to be approved, the ratification of the selection of KPMG LLP as our independent auditor, the approval of the advisory vote on executive compensation and the approval of the shareholder proposals must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these items, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

The business and affairs of YUM are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Board believes that its practices align management and shareholder interests.

The corporate governance section of the Company website makes available the Company’s corporate governance materials, including the Corporate Governance Principles (the “Governance Principles”), the Company’s Articles of Incorporation and Bylaws, the charters for each Board committee, the Company’s Global Code of Conduct, the Company’s Political Contributions and U.S. Government Advocacy Policy, and information about how to report concerns about the Company. To access these documents on the Company’s website, please visit, https://investors.yum.com/governance/governance-documents/.

GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 12 directors whose terms expire at this Annual Meeting. Our directors are elected annually. The average director tenure is 6.75 years, with our longest- and shortest-tenured directors having served for 18 years (Mr. Nelson) and for 9 months (Mr. Biggs and Ms. Doniz), respectively.

As discussed in more detail later in this section, the Board has determined that 11 of the 12 individuals standing for election are independent under the rules of the New York Stock Exchange (“NYSE”). The director tenure of the 12 individuals standing for election is reflected in the following chart:

How often did the Board meet in 2023?

The Board of Directors met 5 times during 2023. Each of the directors who served in 2023 attended at least 75% of the meetings of the Board and the committees of which he or she was a member and that were held during the period he or she served as a director.

What is the Board’s policy regarding director attendance at the Annual Meeting of Shareholders?

The Board of Directors’ policy is that all directors should attend the Annual Meeting, and all persons then serving as directors attended the 2023 Annual Meeting.

How does the Board select nominees for the Board?

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time.

In accordance with the Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and are selected based upon contributions they can make to the Board and management. The Committee’s assessment of a proposed candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees, if any.

In connection with this evaluation, it is expected that each member of the Nominating and Governance Committee will interview the prospective nominee before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

The Company’s strategic vision is grounded in our “Good Growth Strategy.” Our Good Growth Strategy focuses on four growth drivers intended to accelerate same-store sales growth and net-new restaurant development at KFC, Pizza Hut and Taco Bell around the world. The Company remains focused on building the world’s most loved, trusted and fastest growing restaurant brands by:

∎	Growing Unrivaled Culture and Talent to leverage our culture and people capability to fuel brand performance and franchise success;

∎	Developing Unmatched Operating Capability, by recruiting and equipping the best restaurant operators in the world to deliver great customer experiences;

∎	Building Relevant, Easy and Distinctive Brands, by innovating and elevating iconic restaurant brands people trust and champion; and

∎	Achieving Bold Restaurant Development by driving market and franchise unit expansion with strong economics and value.

We look for director candidates who have the skills and experience necessary to help us achieve success with respect to the four growth drivers and the Company’s implementation of its “Good Growth Strategy,” including our continued focus on our People, Food and Planet strategy. As a result, the skills that our directors possess are thoroughly considered to ensure that they align with the Company’s goals.

The following table describes key characteristics of the Company’s “Good Growth Strategy” and indicates how the skills our Board collectively possesses positively impacts the growth drivers:

Our “Good Growth Strategy” also provides a roadmap for social responsibility, risk management and sustainable stewardship of People, Food and Planet. Guided by this Strategy, we will strive to unlock potential in our people, grow sustainably and continue to serve delicious food that people trust.

We believe that each of our directors has met the guidelines set forth in the Governance Principles. As noted in the director biographies that follow in this section, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively. In addition to the information provided in the director biographies, our director nominees’ qualifications, experiences and skills are summarized in the following matrix. This matrix is intended to provide a summary of our directors’ qualifications and should not be considered to be a complete list of each nominee’s strengths and contributions to the Board.

GOVERNANCE OF THE COMPANY

Board Diversity Matrix

The table below summarizes certain self-identified demographic attributes of our current directors, to the extent disclosed to us by such directors.

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify YUM’s Corporate Secretary, at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The recommendation must contain the information described on page 82.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Director Biographies

Paget L. Alves | Director Since 2016

Background

Paget L. Alves served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group beginning in 2009. Mr. Alves currently serves on the Board of Assurant, Inc. and Synchrony Financial. Mr. Alves has also served as Chairman of the Board of Sorenson Communications, LLC since April 2021 and serves on the board of directors of Ariel Alternatives. He previously served as a Director of International Game Technology PLC.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating, finance and management experience, including as Chief Sales Officer of a wireless and wireline communications company

∎   Global sales experience

∎   Public company directorship and committee experience

Other Public Companies ∎ Assurant, Inc. ∎ Synchrony Financial Committees ∎ Audit, Chair

Keith Barr | Director Since 2020

Background

Keith Barr was the Chief Executive Officer of InterContinental Hotels Group plc (IHG), a predominately franchised, global organization that includes brands such as InterContinental Hotels & Resorts, Holiday Inn Family and Crowne Plaza Hotels & Resorts from July 2017 until July 2023. He also served as Chief Commercial Officer of IHG from 2013 to July 2017 and prior to that, as Chief Executive Officer of IHG’s Greater China business. Prior to this position, Mr. Barr served IHG in a number of senior positions in IHG’s Americas and Asia, Middle East and Africa (AMEA) regions.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating and management experience, including as Chief Executive Officer of  a franchised, global company

∎   Expertise in strategic planning, branding and corporate leadership

Other Public Companies ∎ None Committees ∎ Management Planning and Development

GOVERNANCE OF THE COMPANY

M. Brett Biggs | Director Since 2023

Background

M. Brett Biggs is the former Executive Vice President and Chief Financial Officer for Walmart. Prior to that, Mr. Biggs served as Chief Financial Officer for Walmart International, Walmart U.S. and Sam’s Club. He was also previously the Senior Vice President of International Strategy, Mergers and Acquisitions; Senior Vice President of Corporate Finance and Senior Vice President of Operations for Sam’s Club. Before joining Walmart in 2000, Mr. Biggs held various mergers and acquisitions and corporate finance positions with Leggett & Platt, Phillips Petroleum Co. and Price Waterhouse. Mr. Biggs currently serves on the Board of Directors of Adobe, inc. and The Procter & Gamble Company. Mr. Biggs also serves as a Senior Advisor to Blackstone.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operational and global management experience, including as Chief Financial Officer

∎   Expertise in finance, strategic planning, global branding, franchising and corporate leadership

∎   Public company directorship and committee experience

Other Public Companies ∎ Adobe, Inc. ∎ The Proctor & Gamble Company Committees ∎ Audit

Christopher M. Connor | Director Since 2017

Background

Christopher M. Connor served as Chairman and Chief Executive Officer of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies, until 2016. Mr. Connor held a number of executive positions at Sherwin-Williams beginning in 1983. He served as Chief Executive Officer from 1999 to 2015 and Chairman from 2000 to 2016. Mr. Connor currently serves on the board of International Paper Company. Mr. Connor previously served as a Director of Eaton Corporation, plc.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating and management experience, including as Chairman and CEO of a  Fortune 500 company

∎   Expertise in marketing, human resources, talent development, public company executive compensation, planning and operational and financial processes

∎   Public company directorship and committee experience

Other Public Companies ∎ International Paper Company Committees ∎ Management Planning and Development, Chair

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Brian C. Cornell | Director Since 2015

Background

Brian C. Cornell joined the YUM Board in 2015 and has served as Non-Executive Chairman since November 2018. Mr. Cornell is Chairperson and Chief Executive Officer of Target Corporation, a general merchandise retailer. He has held this position since August 2014. Mr. Cornell served as the Chief Executive Officer of PepsiCo Americas Foods, a division of PepsiCo, Inc. from March 2012 to July 2014. From April 2009 to January 2012, Mr. Cornell served as the Chief Executive Officer and President of Sam’s Club, a division of Wal-Mart Stores, Inc. and as an Executive Vice President of Wal-Mart Stores, Inc. He has been a Director of Target Corporation since 2014. He has previously served as a Director of Home Depot, OfficeMax, Polaris Industries Inc., Centerplate, Inc. and Kirin-Tropicana, Inc.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating and management experience, including as Chairman and Chief Executive Officer of a merchandise retailer

∎   Expertise in strategic planning, retail business, branding and corporate leadership

∎   Public company directorship experience and committee experience

Other Public Companies ∎ Target Corporation Committees ∎ Management Planning and Development ∎ Nominating and Governance

Tanya L. Domier | Director Since 2018

Background

Tanya L. Domier retired as Chief Executive Officer and Chairperson of Advantage Solutions, Inc., a North American provider of outsourced sales, marketing and business solutions in April 2022. In April 2023 she founded an advisory services company focused on private equity portfolio companies. Prior to serving as Advantage Solutions’ CEO, Ms. Domier served as its President and Chief Operating Officer from 2010 to 2013. Ms. Domier joined Advantage Solutions in 1990 from the J.M. Smucker Company and has held a number of executive level roles in sales, marketing and promotions. Ms. Domier currently serves on the board of Little Leaf Farms and is a member of the compensation committee. Ms. Domier also previously served as a Director of Nordstrom, Inc.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating and management experience as Chief Executive Officer

∎   Expertise in strategic planning, finance, global commerce and corporate  leadership

∎   Public company directorship and committee experience

Other Public Companies ∎ None Committees ∎ Audit

GOVERNANCE OF THE COMPANY

Susan Doniz | Director Since 2023

Background

Susan Doniz is the Chief Information Officer and Senior Vice President of Information Technology & Data Analytics of The Boeing Company, a leading global aerospace company. She is also a member of the company’s Executive Council. Before joining Boeing in 2020, Ms. Doniz was the Group CIO of Qantas Airways and, prior to that, she served in digital transformation and IT leadership roles at SAP SE and Aimia, Inc. She also spent 17 years at The Procter & Gamble Company leading IT and analytics programs in support of sales, research and development and the supply chain. Ms. Doniz is a current adviser to the Center of Digital Transformation at the University of California, Irvine, Paul Merage School of Business. She also served as Vice Chair of the Digital Transformation Advisory Council of the International Air Transport Association, and is also a board member of multiple nonprofit organizations.

Specific Qualifications, Experience, Skills and Expertise:

∎   Technology and cybersecurity experience

∎   Operating and management experience

Other Public Companies ∎ None Committees ∎ Audit

David W. Gibbs | Director Since 2019

Background

David W. Gibbs is the current Chief Executive Officer of YUM. He has served in that position since January 2020. Prior to that, he served as President and Chief Operating Officer from August 2019 to December 2019, as President, Chief Operating Officer and Chief Financial Officer from January 2019 to August 2019 and as President and Chief Financial Officer from May 2016 to December 2018. Previously, Mr. Gibbs served as the Chief Executive Officer of the Company’s Pizza Hut Division from January 2015 until April 2016 and was its President from January 2014 through December 2014. Mr. Gibbs served as a director of Sally Beauty Holdings from March 2016 until January 2020. Mr. Gibbs has served as a director of Under Armour, Inc. since September 2021.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operational and global management experience, including as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company

∎   Expertise in finance, strategic planning, global branding, franchising and corporate leadership

∎   Public company directorship and committee experience

Other Public Companies ∎ Under Armour, Inc. Committees ∎ None

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Mirian M. Graddick-Weir | Director Since 2012

Background

Mirian M. Graddick-Weir retired as Executive Vice President of Human Resources for Merck & Co., Inc., a pharmaceutical company, in November 2018. She had held that position since 2008. From 2006 until 2008, she was Senior Vice President of Human Resources of Merck & Co., Inc. Prior to this position, she served as Executive Vice President of Human Resources of AT&T Corp. from 2001 to 2006. Ms. Graddick-Weir has served as a director of Booking Holdings, Inc. since June 2018.

Specific Qualifications, Experience, Skills and Expertise:

∎   Management experience, including as Executive Vice President of human  resources for a pharmaceutical company

∎   Expertise in global human resources, corporate governance and public company compensation

∎   Public company directorship and committee experience

Other Public Companies ∎ Booking Holdings, Inc. Committees ∎ Management Planning and Development ∎ Nominating and Governance, Chair

Thomas C. Nelson | Director Since 2006

Background

Thomas C. Nelson is President and Chief Executive Officer of National Gypsum Company, a building products manufacturer. He has held this position since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and was a White House Fellow. Mr. Nelson previously served as a director of Atrium Health and the Federal Reserve Bank of Richmond.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operational and management experience, including as President and Chief Executive Officer of a building products manufacturer

∎   Senior government experience as Assistant to the Secretary of the United States Defense Department and as a White House Fellow

∎   Expertise in finance, strategic planning, business development and retail business

∎   Public company directorship and committee experience

Other Public Companies ∎ None Committees ∎ Management Planning and Development ∎ Nominating and Governance

GOVERNANCE OF THE COMPANY

P. Justin Skala | Director Since 2016

Background

P. Justin Skala is the current Chief Executive Officer of ZO Skin Health and was appointed to that role in March 2024. Previously he was the Executive Chairman of Standard Building Solutions. Prior to his time at Standard, Mr. Skala was the CEO of the BMI Group, having previously spent 37 years with the Colgate-Palmolive Company serving as Executive Vice-President, Chief Growth and Strategy Officer and Chief Operating Officer from 2016-2019. He was responsible for the company’s Global Sustainability program from 2013-2019 in addition to his day to day operating roles. From 2013-2016 he was President of Colgate North America and from 2010-2013 President of Colgate Latin America. From 2007-2010 he was President of Colgate – Asia.

Specific Qualifications, Experience, Skills and Expertise:

∎  Global operating and management experience, including as Chief Executive Officer at a large international manufacturer and as President of major divisions of a consumer products company

∎  Expertise in branding, marketing, finance, sales, strategic planning and international business development

Other Public Companies ∎ None Committees ∎ Nominating and Governance

Annie Young-Scrivner | Director Since 2020

Background

Annie Young-Scrivner has served as the Chief Executive Officer of Wella Company, the parent of beauty brands, including Clairol and OPI, since 2020. Prior to this role, Ms. Young-Scrivner was Chief Executive Officer of Godiva Chocolatier, Inc., a manufacturer of Belgian chocolates. Prior to joining Godiva in August, 2017, Ms. Young-Scrivner was Executive Vice President, Global Digital & Loyalty Development with Starbucks Corporation from 2015 until her departure in April 2017. At Starbucks, Ms. Young-Scrivner also served as President, Teavana & Executive Vice President of Global Tea from 2014 to 2015, Global Chief Marketing Officer & President of Tazo Tea from 2009 to 2012, and President of Starbucks Canada from 2012 to 2014. Prior to joining Starbucks, Ms. Young-Scrivner held senior leadership positions at PepsiCo, Inc. in sales, marketing and general management, including her role as Region President of PepsiCo Foods Greater China from 2006 to 2008. She has previously served as a director of Tiffany & Co. and Macy’s, Inc.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating and management experience, including as Chief Executive Officer of consumer goods company

∎   Public company directorship and committee experience

Other Public Companies ∎ None Committees ∎ Audit

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2025 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Director Compensation

How are directors compensated?

Employee Directors	Employee directors do not receive additional compensation for serving on the Board of Directors.
Non-Employee Directors Annual Compensation

The annual compensation for each non-employee Director is summarized in the table below. For 2023, each non-employee Director received an annual stock grant retainer with a fair market value of $280,000. Directors may request to receive up to one-half of their stock retainer in cash. The request must be submitted to the Chair of the Management Planning and Development Committee. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals are invested in phantom Company stock and paid out in shares of Company stock. Deferrals may not be made for less than two years.

Chairperson of the Board and Committee Chairperson Retainers

In recognition of their added duties, the Chairperson of the Board (Mr. Cornell in 2023) receives an additional $170,000 stock retainer annually and the Chairs of the Audit Committee (Mr. Alves in 2023), Management Planning and Development Committee (Mr. Connor in 2023) and the Nominating and Governance Committee (Ms. Graddick-Weir in 2023) each receive an additional $30,000, $20,000 and $20,000 annual stock retainer, respectively. These committee chairperson retainers were paid in February of 2023.

Initial Stock Grant upon Joining Board

Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

Matching Gifts

To further YUM’s support for charities, non-employee directors are able to participate in the YUM! Brands, Inc. Matching Gifts Program on the same terms as members of YUM’s executive team. Under this program, the YUM! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the YUM! Brands Foundation. At its discretion, the Foundation may match director contributions exceeding $10,000.

Insurance

We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies. The annual cost of this coverage was approximately $2 million. This is not included in the tables below as it is not considered compensation to the directors.

In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Board reviews each element of director compensation at least every two years.

In November 2023, the Management Planning and Development Committee of the Board (“Committee”) benchmarked the Company’s director compensation against director compensation from the Company’s Executive Peer Group discussed at page 55. Data for this review was prepared for the Committee by its independent consultant, Meridian Compensation Partners LLC. This data revealed that the Company’s total director compensation was consistent with market median measured against this benchmark, that the retainer paid to our Non-Executive Chairperson is at market median and that the retainers paid to the Chairpersons of the Audit and Nominating and Governance Committee were generally consistent with market practice, while the Management Planning and Development Committee chair retainer was approximately $5,000 below market median. Based on this data, the determination was made that changes to director and committee chair retainers were not necessary at this time.

GOVERNANCE OF THE COMPANY

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Alves, Paget	–	310,000	–	5,000	315,000
Barr, Keith	–	280,000	–	10,000	290,000
Biggs, M. Brett	–	71,667	–	–	71,667
Connor, Christopher	–	300,000	–	–	300,000
Cornell, Brian	–	450,000	–	2,132	452,132
Domier, Tanya	–	280,000	–		280,000
Doniz, Susan	–	71,667	–	–	71,667
Graddick-Weir, Mirian	–	300,000	–	–	300,000
Nelson, Thomas	–	280,000	–	–	280,000
Skala, Justin	–	280,000	–	–	280,000
Young-Scrivner, Annie	–	280,000	–	–	280,000

(1) Amounts in column (c) represent the grant date fair value for annual stock retainer awards, Committee Chairperson retainer awards, and Non-Executive Chairperson awards granted to directors in 2023. Retainer awards for new directors are pro-rated for partial years of service.

(2) At December 31, 2023, the aggregate number of stock appreciation rights (“SARs”) awards outstanding for each non-employee director was:

Name	SARs
Alves, Paget	–
Barr, Keith	–
Biggs, M. Brett	–
Connor, Christopher	–
Cornell, Brian	6,491
‘Domier, Tanya	–
Doniz, Susan	–
Graddick-Weir, Mirian	10,371
Nelson, Thomas	10,371
Skala, Justin	4,646
Young-Scrivner, Annie	–

(3) Amounts in this column represent charitable matching gifts except for with respect to Mr. Cornell, for whom these amounts represent personal use of corporate aircraft.

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s policies and procedures for the review of related person transactions the Nominating and Governance Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and the Company. Transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $100,000 are subject to the Nominating and Governance Committee’s review. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

After its review, the Nominating and Governance Committee may approve the transaction. The related person transaction policies and procedures provide that certain transactions are deemed to be pre-approved, even though they exceed $100,000. Pre-approved transactions include employment of executive officers, director compensation, and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that other company’s total revenues and the related person is not an executive officer of that other company.

Does the Company require stock ownership by directors?

The Board believes that the number of shares of the Company’s common stock owned by each non-management director is a personal decision; however, the Board strongly supports the position that non-management directors should own a meaningful number of shares in the Company and expects that each non-management director will (i) own Company common shares with a value of at least five times the annual Board retainer; (ii) accumulate those shares during the first five years of the director’s service on the Board; and (iii) hold these shares at least until the director departs the Board. Each director may sell enough shares to pay taxes in connection with the receipt of his or her retainer or the exercise of stock appreciation rights and the ownership guideline will be adjusted to reflect the sale to pay taxes.

How much YUM stock do the directors own?

Stock ownership information for each director is shown in the table on page 37.

Does the Company have stock ownership guidelines for executives and senior management?

The Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed on page 56.

The Company has maintained an ownership culture among its executive and senior managers since its formation. Substantially all executive officers and members of senior management hold stock well in excess of the guidelines.

How Can Shareholders Nominate for the Board?

Director nominations for inclusion in YUM’s proxy materials (Proxy Access). Our bylaws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in YUM’s proxy materials director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees for the 2025 Annual Meeting of Shareholders must be received by us no earlier than November 6, 2024, and no later than December 6, 2024.

Director nominations to be brought before the 2025 Annual Meeting of Shareholders. Director nominations that a shareholder intends to present at the 2025 Annual Meeting of Shareholders, other than through the proxy access procedures described above, must have been received no later than February 15, 2025. These nominations must be submitted by a shareholder in accordance with the requirements specified in YUM’s bylaws.

Where to send director nominations for the 2025 Annual Meeting of Shareholders. Director nominations brought by shareholders must be delivered to YUM’s Corporate Secretary by mail at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 and received by YUM’s Corporate Secretary by the dates set forth above.

GOVERNANCE OF THE COMPANY

What is the Board’s leadership structure?

In November 2018, Brian C. Cornell assumed the position of Non-Executive Chairperson of the Board. Applying our Corporate Governance Principles, the Board determined that based on Mr. Cornell’s independence, it would not appoint a Lead Director when Mr. Cornell became Non-Executive Chairperson.

The Nominating and Governance Committee annually reviews the Board’s leadership structure and evaluates the performance and effectiveness of the Board of Directors. The Board retains the authority to modify its leadership structure in order to stay current with our Company’s circumstances and advance the best interests of the Company and its shareholders as and when appropriate. The Board’s annual self-evaluation includes questions regarding the Board’s opportunities for open communication and the effectiveness of executive sessions.

The Company’s Governance Principles provide that the Chief Executive Officer (“CEO”) may serve as Chairperson of the Board. These Principles also provide for an independent Lead Director when the CEO is serving as Chairperson. During 2023, our CEO did not serve as Chairperson. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairperson or Lead Director and through the Board’s composition, committee system and policy of having regular executive sessions of non-employee directors, all of which are discussed below. As Non-Executive Chairperson, Mr. Cornell is responsible for supporting the CEO on corporate strategy along with leadership development. Mr. Cornell also works with the CEO in setting the agenda and schedule for meetings of the Board, in addition to performing the duties that would otherwise be performed by a Lead Director, as described below.

As CEO, Mr. Gibbs is responsible for leading the Company’s strategies, organization design, people development and culture, and for providing the day-to-day leadership over operations.

To ensure effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

∎

Board Committee Charters. The Audit, Management Planning and Development, and Nominating and Governance Committees of the YUM Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance. These charters comply with the requirements of the NYSE. Each charter is available on the Company’s website at https://investors.YUM.com/governance/committee-composition-and-charters/.

∎

Governance Principles. The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles. These guidelines are available on the Company’s website at https://investors.YUM.com/governance/governance-documents/.

∎

Ethical Guidelines. YUM’s Global Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report misconduct, ethical or accounting concerns, or other violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to the Board of Directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. Our directors and the senior-most employees in the Company are required to regularly complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at https://investors.YUM.com/governance/governance-documents/. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this website.

What other significant Board practices does the Company have?

∎

Private Executive Sessions. Our non-management directors meet in executive session at each regular Board meeting. The executive sessions are attended only by the non-management directors and are presided over by the Lead Director or our Non-Executive Chairperson, as applicable. Our independent directors meet in executive session at least once per year.

∎	Role of Lead Director. Our Governance Principles require the election, by the independent directors, of a Lead Director when the CEO is also serving as Chairperson.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

The Board currently does not have a Lead Director, and the duties of the Lead Director are fulfilled by Mr. Cornell as Non-Executive Chairperson. Since Mr. Cornell is independent, the Board determined that it would not appoint a separate Lead Director upon Mr. Cornell’s appointment as Non-Executive Chairperson.

The Lead Director position is structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board. Based upon the recommendation of the Nominating and Governance Committee, the Board has determined that the Lead Director, when appointed, is responsible for:

(a)

Presiding at all executive sessions of the Board and any other meeting of the Board at which the Chairperson is not present, and advising the Chairperson and CEO of any decisions reached or suggestions made at any executive session,

(b)	Approving in advance agendas and schedules for Board meetings and the information that is provided to directors,

(c)	If requested by major shareholders, being available for consultations and direct communication,

(d)	Serving as a liaison between the Chairperson and the independent directors, and

(e)	Calling special meetings of the independent directors.

∎

Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

∎

Board and Committees’ Evaluations. The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. As a part of this process, the Chairperson of the Board or the Chairperson of the Nominating and Governance Committee conduct personal interviews with each member of the Board, the results of which are summarized and discussed in an executive session. In addition, the Audit, Management Planning and Development and Nominating and Governance Committees also each conduct similar annual self-evaluations.

∎

Majority Voting Policy. Our Articles of Incorporation require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “for” his or her election in excess of the number of votes “against.” The Company’s Governance Principles further provide that any incumbent director who does not receive a majority of “for” votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. If the Board rejects the resignation, the reason for the Board’s decision will be publicly disclosed.

What access do the Board and Board committees have to management and to outside advisors?

∎

Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

∎

Access to Outside Advisors. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Planning and Development Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management, including succession planning, food safety and digital/information security. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to each of its three standing Committees.

The Audit Committee engages in substantive discussions of risk management at its regular committee meetings held during the year. At these meetings, it discusses and reviews the Company’s enterprise risk management program and key risks,

GOVERNANCE OF THE COMPANY

including cybersecurity and technology risks, as well as risks relating to sustainable stewardship of food that is part of our Good priorities of the Yum! Good Growth Strategy, including food safety and supply chain risk. The Committee receives functional risk review reports covering significant areas of risk from senior managers responsible for these functional areas, as well as receiving reports from the Chief Legal Officer and the Vice President, Internal Audit. Our Vice President, Internal Audit reports directly to the Chairman of the Audit Committee and our Chief Financial Officer (“CFO”). The Audit Committee also receives reports at each meeting regarding other legal and regulatory risks from management and meets in separate executive sessions with our independent auditors and our Vice President, Internal Audit. The Audit Committee provides a summary to the full Board at each regular Board meeting of the risk area reviewed together with any other risk related subjects discussed at the Audit Committee meeting.

The Management Planning and Development Committee oversees the stewardship of people under the Company’s Good Growth Strategy. It considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board.

The Nominating & Governance Committee reviews the Company’s commitment to grow sustainably by overseeing the sustainable stewardship of planet-related items under the Company’s Good Growth Strategy. It considers risk relating to climate impact and operational waste and recycling, and it reports its conclusions to the full Board.

What is the Board’s role in information security?

Information security and data privacy have been and remain of the utmost importance to the Company in light of the value we place on maintaining the trust and confidence of our consumers, employees and other stakeholders. The Company’s information security and cybersecurity risk management processes are integrated into the Company’s overall risk management processes. The Board of Directors has overall responsibility for the oversight of the Company’s risk management and has delegated the oversight of specific risk-related responsibilities to certain Board committees. The Audit Committee oversees the Company’s business and financial technology risk exposure, which includes data privacy and data protection, information security and cybersecurity, as well as the controls in place to monitor and mitigate these risks. At the management level, our cybersecurity program is led by our Chief Information Security Officer (“CISO”). Additionally, we have a formal data privacy management group made up of privacy professionals, operational experts and specialist legal counsel, which is overseen by our Chief Legal Officer. Our CISO and Chief Digital and Technology Officer advise the Audit Committee at least four times a year, and the Board of Directors regularly, on our management and oversight of information security risks, including data privacy and data protection risks. The Audit Committee also receives periodic updates on data privacy from members of management within our data privacy group, in addition to the regular updates from our CISO. The Audit Committee provides a summary to the full Board at each regular Board meeting of the information security risk review, together with any other risk related subjects discussed at the Audit Committee meeting. Other aspects of our comprehensive information security and cybersecurity program include:

∎

Information security and privacy modules included in our mandatory onboarding and annual compliance training for restaurant support center employees, as well as targeted specialized training for any employees that routinely have access to personal data;

∎	Regular testing, both by internal and external resources, of our information security defenses;

∎	Periodic phishing drills with all restaurant support center employees;

∎	Global security and privacy policies; and

∎	Table-top exercises with senior leaders covering ransomware and other third-party data security threats.

In addition, the Company maintains an information security risk insurance policy that provides coverage for data security breaches.

What is the Board’s role in the Company’s global sustainability initiatives?

The Company has an integrated, Board and executive-level governance structure to oversee its global sustainability initiatives. Oversight for environmental, social and governance issues (“ESG”) ultimately resides with the Board of Directors. The Board receives regular updates on these matters from management through the Audit, Management Planning and Development and

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Nominating and Governance Committees. The committees have initial board-level oversight responsibilities for ESG-related items which fall within the purview of each of their designated areas of responsibility. In early 2023, the Committees’ charters were each amended to clarify the areas of the Company’s ESG strategy and initiatives for which each committee has initial oversight responsibility. At the operational level, the Chief Communications Officer is responsible for overseeing the global reputation of YUM Brands and is responsible for shaping the Citizenship and Sustainability Strategy, as approved by the Board, with the Chief Sustainability Officer and Vice President of Government Affairs.

Has the Company conducted a risk assessment of its compensation policies and practices?

As stated in the Compensation Discussion and Analysis at page 39, the philosophy of our compensation programs is to reward performance by designing pay programs that incorporate team and individual performance, and shareholder return; emphasize long-term incentives; drive ownership mentality; and require executives to personally invest in Company stock.

In early 2024, the Committee examined our compensation programs for all employees to determine whether they encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation practices and programs was reviewed against the key risks facing the Company in the conduct of its business. Based on this review, the Committee concluded our compensation policies and practices do not encourage our employees to take unreasonable or excessive risks.

As part of this assessment, the Committee concluded the following policies and practices of the Company’s cash and equity incentive programs serve to reduce the likelihood of excessive risk taking:

∎	Our compensation system is balanced, rewarding both short-term and long-term performance

∎	Long term performance is emphasized—majority of incentive compensation for the top-level employees is associated with the long-term performance

∎	Strong stock ownership guidelines in place for approximately 200 senior employees are enforced

∎	Annual incentive and performance share plans both have caps on the level of performance over which no additional rewards are paid, thereby, mitigating unreasonable risk

∎	Annual incentive target setting process is closely linked to the annual financial planning process and supports the Company’s overall strategic plan, which is reviewed and approved by the Board

∎	With more than 98% of our restaurants franchised, our franchisee performance overwhelmingly drives YUM performance – mitigating risk of the Company manipulating results

∎

Compensation performance measures set for each Division are tied to multiple measurable factors, none of which exceed a 50% weighting. The measures are both apparent to shareholders and drivers of returns

∎	The performance which determines employee rewards is closely monitored by the Audit Committee and the full Board

∎	The Company has a recoupment policy (clawback)

How does the Board determine which directors are considered independent?

The Company’s Governance Principles, adopted by the Board, require that we meet the listing standards of the NYSE. The full text of the Governance Principles can be found on the Company’s website (https://investors.YUM.com/governance/governance-documents/).

Pursuant to the Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under NYSE rules, with the exception of David Gibbs, who is not considered independent because of his employment by the Company.

GOVERNANCE OF THE COMPANY

In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Alves, Barr, Biggs, Connor, Nelson, Skala and Mmes. Doniz, Domier, Graddick-Weir and Young-Scrivner had no other relationship with the Company other than their relationship as a director. The Board did note as discussed in the next paragraph that Target Corporation, which employs Mr. Cornell, has a business relationship with the Company; however, as noted below, the Board determined that this relationship was not material to Mr. Cornell or Target Corporation, and therefore determined that Mr. Cornell was independent.

Brian C. Cornell is the Chairman and Chief Executive Officer of Target Corporation. During 2023, the Company received approximately $7 million in license fees from Target Corporation in the normal course of business. Divisions of the Company paid Target Corporation approximately $1 million in rebates in 2023. The Board determined that these payments did not create a material relationship between the Company and Mr. Cornell or the Company and Target Corporation as the payments represent less than 2% of Target Corporation’s revenues. Furthermore, the licensing relationship between the Company and Target Corporation was initially entered into before Mr. Cornell joined the Board or became employed by Target Corporation.

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (although we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors’ review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chair and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Management Planning and Development Committee matters are referred to the Chair of the Management Planning and Development Committee.

What are the Company’s policies on reporting of concerns regarding accounting?

The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our Chief Legal Officer, Scott A. Catlett. If any person believes that he or she should communicate with our Audit Committee Chair, Paget Alves, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential or anonymous basis by contacting the Speak Up helpline at 1 (844) 418-4423. The Speak Up helpline is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at https://investors.yum.com/governance/governance-documents/.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

What are the Committees of the Board?

The Board of Directors has standing Audit, Management Planning and Development and Nominating and Governance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2023
Audit: Paget L. Alves, Chair M. Brett Biggs* Tanya L. Domier Susan Doniz* P. Justin Skala** Annie Young-Scrivner

∎  Possesses sole authority regarding the selection and retention of independent auditors

∎  Reviews and has oversight over the Company’s internal audit function

∎  Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors

∎  Reviews the independence, qualification and performance of the independent auditors

∎  Reviews the adequacy of the Company’s internal systems of accounting and financial control

∎  Reviews the annual audited financial statements and results of the audit with management and the independent auditors

∎  Reviews the Company’s accounting and financial reporting principles and practices including any significant changes

∎  Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company’s Global Code of Conduct and Policy on Conflicts of Interest

∎  Discusses with management the Company’s policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?” set forth on page 20

8

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Alves, the Chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Alves has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

*Mr. Biggs and Ms. Doniz were appointed to the Audit Committee effective August 10, 2023.

**Mr. Skala served on the Audit Committee prior to his leaving that committee, effective August 10, 2023.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2023
Management Planning and Development: Christopher M. Connor, Chair Keith Barr Brian C. Cornell Mirian M. Graddick-Weir Thomas C. Nelson	∎ Oversees the Company’s executive compensation plans and programs and associated risks and reviews and recommends changes to these plans and programs ∎ Monitors the performance of the Chief Executive Officer and other senior executives in light of corporate goals set by the Committee ∎ Reviews and approves the compensation of the Chief Executive Officer and other senior executive officers ∎ Reviews management succession planning	4

GOVERNANCE OF THE COMPANY

The Board has determined that all of the members of the Management Planning and Development Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2023
Nominating and Governance: Mirian M. Graddick-Weir, Chair Brian C. Cornell Thomas C. Nelson P. Justin Skala*	∎ Identifies and proposes to the Board suitable candidates for Board membership ∎ Advises the Board on matters of corporate governance ∎ Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles ∎ Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance ∎ Prepares and supervises the Board’s annual review of director independence	4

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

*Mr. Skala was appointed to the Nominating and Governance Committee effective August 17, 2023.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

MATTERS REQUIRING SHAREHOLDER ACTION

Item 1	Election of Directors (Item 1 on the Proxy Card)

Who are this Year’s Nominees?

There are twelve (12) nominees recommended by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2025 Annual Meeting and until their respective successors are elected and qualified. Their biographies are provided above at pages 10 to 15. The biographies of each of the nominees contains information regarding the person’s service as a director, business experience, public-company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented above regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to YUM and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

There are no family relationships among any of the directors and executive officers of the Company.

As noted above, M. Brett Biggs and Susan Doniz joined the Company’s Board, effective August 10, 2023 and they will stand for election to the Board by our shareholders for the first time. Mr. Biggs is the former Executive Vice President and Chief Financial Officer for Walmart, Inc.. Mr. Biggs brings significant operational and global management experience, strategic planning, global branding, and public company directorship experience which the Board intendeds to leverage. Ms. Doniz is the current Chief Information Officer and Senior Vice President of Information Technology & Data Analytics of The Boeing Company. Ms. Doniz’s extensive technology and cybersecurity experience and management experience are strengths that the Board intends to leverage. Mr. Biggs and Ms. Doniz were recommended by our Non-Executive Chairman and Chief Executive Officer, respectively.

What is the Recommendation of the Board of Directors?

What if a Nominee is Unwilling or Unable to Serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What Vote is Required to Elect Directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his or her election.

MATTERS REQUIRING SHAREHOLDER ACTION

Our policy regarding the election of directors can be found in our Governance Principles at https://investors.yum.com/governance/governance-documents/ and at page 19 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

Item 2	Ratification of Independent Auditors (Item 2 on the Proxy Card)

What am I Voting on?

A proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2024. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2023, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a Representative of KPMG be Present at the Meeting?

Representatives of KPMG will attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the Recommendation of the Board of Directors?

What were KPMG’s Fees for Audit and Other Services for Fiscal Years 2023 and 2022?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for 2023 and 2022, and fees billed for audit-related services and tax services rendered by KPMG for 2023 and 2022.

	2023	2022

Audit fees(1)	$6,145,000	$6,797,000

Audit-related fees(2)	$349,000	$395,000

Tax fees(3)	$148,000	$219,000

All other fees	$—	$—

TOTAL FEES	$6,642,000	$7,411,000

YUM! BRANDS, INC.	2024 PROXY STATEMENT

(1) Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, audits of the effectiveness of the Company’s internal controls over financial reporting and statutory audits.

(2) Audit-related fees include fees associated with audits of financial statements of certain employee benefit plans, agreed upon procedures and other attestations and services rendered in connection with the Company’s securities offerings including comfort letters and consents.

(3) Tax fees consist principally of fees for international tax compliance, tax audit assistance, value added tax services, and other tax advisory services.

What is the Company’s Policy Regarding the Approval of Audit and Non-Audit Services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members and has currently delegated pre-approval authority up to certain amounts to its Chair.

Pre-approvals for services are granted at the January Audit Committee meeting each year. Any incremental audit or permitted non-audit services which are expected to exceed the relevant budgetary guideline must subsequently be pre-approved. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months.

The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any non-compliance with the pre-approval policy to the Chair of the Audit Committee. The complete policy is available on the Company’s website at https://investors.yum.com/governance/committee-composition-and-charters/.

Item 3	Advisory Vote on Executive Compensation (Item 3 on the Proxy Card)

What am I Voting on?

In accordance with SEC rules, we are asking shareholders to approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

Our Performance-Based Executive Compensation Program Attracts and Retains Strong Leaders and Closely Aligns with Our Shareholders’ Interests

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing shareholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long- and short-term. We believe that our compensation program has attracted and retained strong leaders and is closely aligned with the interests of our shareholders.

MATTERS REQUIRING SHAREHOLDER ACTION

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 39, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Management Planning and Development Committee makes compensation decisions under our programs.

Accordingly, we ask our shareholders to vote in favor of the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to our Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Management Planning and Development Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program. Unless the Board of Directors modifies its policy on the frequency of this advisory vote, the next advisory vote on executive compensation will be held at the 2025 Annual Meeting of Shareholders.

What is the Recommendation of the Board of Directors?

Item 4	Shareholder Proposal Regarding Adoption of a Policy on the Use of Medically Important Antimicrobials in Food-Producing Animals (Item 4 on the Proxy Card)

What am I Voting on?

The Shareholder Commons, on behalf of Amundi Asset Management (lead filer) and H.E.S.T. Australia Ltd. as trustee for HESTA (co-filer), has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponents upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponents. We are not responsible for the content of the proposal or any inaccuracies it may contain.

RESOLVED, shareholders ask that the board of directors institute a policy that the Company (“Yum”) comply with World Health Organization (“WHO”) Guidelines on Use of Medically Important Antimicrobials in Food-Producing Animals (“WHO Guidelines”)1 throughout Yum’s supply chains.

SUPPORTING STATEMENT: Yum is the world’s largest restaurant company and a major purchaser of meat; its policies thus have tremendous influence on the market as a whole. Some of Yum’s brands have made some progress in reducing use of

YUM! BRANDS, INC.	2024 PROXY STATEMENT

certain antibiotics in their poultry supply chains, and Taco Bell is working on reducing use of certain antibiotics in its U.S. and Canadian beef supply chains. While this is laudable, it falls short of the measures necessary to protect Yum’s investors’ diversified portfolios. The WHO Guidelines pertain to all food-producing animals in all markets.

Antibiotics overuse is known to exacerbate antimicrobial resistance (“AMR”), which the WHO describes as “one of the top 10 global public health threats facing humanity.”2 AMR poses a systemic threat to public health and the economy. When the efficacy and availability of life-saving drugs are compromised, the entire economy suffers. And when the economy suffers, investors lose. By 2050, AMR could cause $100 trillion in lost global production,3 thus lowering the economy’s intrinsic value and devastating portfolio returns for institutional investors.

Yum’s policies do not comport with the WHO Guidelines, which recommend that “farmers and the food industry stop using antibiotics routinely to promote growth and prevent disease in healthy animals” and provide evidence-based recommendations and best practices. Yum rightly acknowledges that robust AMR protections raise “[t]he challenge of individual costs and widely distributed societal benefits.”4 But for diversified investors, the portfolio-wide costs associated with AMR are paramount. As the Financial Times editorial board recently stated, “What has been dubbed ‘the silent pandemic’ requires the intervention at a global level of investors and governments alike.”5

Yum’s decision not to prioritize broad AMR risks does not account for its diversified owners’ interests in optimizing public health, the economy, and their long-term portfolio returns. By engaging meat suppliers that use medically important drugs beyond WHO Guidelines, Yum adds to the economic threat AMR poses to its diversified shareholders: reducing the economy’s intrinsic value will directly reduce diversified portfolios’ long-term returns.6 Yum’s profit gain that comes at the expense of public health is a bad trade for Yum’s diversified shareholders, who rely on broad economic growth to achieve their financial objectives.

By changing its policies and adhering to the WHO Guidelines, Yum could save lives, contribute to a more resilient economy, and protect its diversified investors’ portfolios.

Please vote for: Comply with Expert Guidelines on Antimicrobial Use – Item 4*

1https://apps.who.int/iris/bitstream/handle/10665/258970/9789241550130-eng.pdf

2https://www.who.int/news-room/fact-sheets/detail/antimicrobial-resistance

3https://theshareholdercommons.com/case-studies/amr-case-study/

4https://www.yum.com/wps/wcm/connect/yumbrands/41a69d9d-5f66-4a68-bdee-e60d138bd741/Antimicrobial+Resistance+Report+2021+11-4+-+final.pdf?MOD=AJPERES&CVID=nPMkceo

5https://www.ft.com/content/158aa07a-ff5a-4bd0-8248-3b4fa86492c8

6https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf

What is the Company’s Position Regarding this Proposal?

Statement in Opposition to Shareholder Proposal

Our Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, as it seeks to prescriptively direct the adoption of a single policy that would undermine the Company’s well-considered strategy for limiting the use of antibiotics/antimicrobials in our supply chain, and the continued implementation of that policy, in a way that is not in the best interests of shareholders. The policy requested by the proponents would significantly limit management’s ability to employ multifaceted approaches when it comes to the oversight of the responsible and judicious use of antibiotics, in favor of a policy that has not been determined by the Board and management to best address the issue. Given the global scale and footprint of YUM’s business, it is critical for the Company to leverage a range of frameworks that help ensure both the well-being of animals used in YUM’s supply chain and necessary access to sufficient and cost-efficient supply for our business. Further, evolving scientific evidence and the complexities of varying global industry structures, governments and regulatory regimes make it impractical to implement a single global approach to antibiotic use in food producing animals. Adoption of a policy like this is particularly inadvisable where the policy at issue has not been widely accepted by industry peers and similarly situated businesses, or experts in the field, as is the case here. The Company recognizes that Antimicrobial Resistance (AMR) is a legitimate global health issue in the eyes of many policy makers, scientists and civil society organizations—including the World Health Organization (WHO), Food and Agricultural Organization (FAO) and World Organization for Animal Health (OIE). However, for reasons more fully described below, the Board has determined that the Company has already taken

MATTERS REQUIRING SHAREHOLDER ACTION

tangible steps towards addressing this issue and that the proponents’ policy solution is unlikely to improve progress towards outcomes in a meaningful way and would have a significant negative impact on the interests of shareholders.

YUM’s Antimicrobial Resistance Strategy & Commitments

YUM’s strategy on antimicrobial resistance includes clear goals for beef and chicken, utilization of third party audited processes for verifying compliance, and cross sector engagement and research funding to help advance solutions in difficult supply chains.

YUM has a long history of being a good steward of animals raised for food throughout our supply chain and has a thoughtful, comprehensive health management program in place. Under this program, the Company has already committed to significantly reducing the use of antibiotics in food producing animals, while recognizing that there are circumstances which may necessitate their use to maintain or restore good animal health. YUM shares the concerns of the WHO, FAO and OIE and their work in developing One Health, a holistic and multi-sectoral long-term effort to combat AMR. The Company’s approach to good antimicrobial stewardship in food animal production is grounded in our Sustainable Animal Protein Principles and is consistent with the One Health multi-sectoral approach and leading global and local initiatives for combating AMR.

There are six fundamental elements of enabling and continually improving good antimicrobial stewardship throughout YUM’s global supply chain:

∎	Effective animal husbandry practices and alternate interventions that reduce risks to animal health;

∎	Responsible, judicious use of antimicrobials;

∎	Science-based solutions;

∎	Solutions tailored by country and region;

∎	Compliance with local government laws and regulations; and

∎	Surveillance and monitoring of antimicrobial usage.

To date, KFC, Pizza Hut and Taco Bell in the U.S. have already met a number of significant public commitments to reduce antibiotics important to human medicine in many of their key protein supply chains.

YUM Commitments for Responsible Use of Antibiotics

Subsidiary	Commitments	Status

KFC U.S.	∎ To remove antibiotics important to human medicine from its poultry supply	Complete

Pizza Hut U.S.	∎ To remove antibiotics important to human medicine from its chicken toppings for pizza ∎ To remove antibiotics important to human medicine from chickens used for wings by 2022	Complete

Taco Bell U.S.	∎ To remove antibiotics important to human medicine from all chicken products	Complete

Taco Bell U.S. and Canada

∎   To reduce antibiotics important to human health by 25% in beef supply chain by 2025

∎   To give preference to beef suppliers that make measured reductions in their use of antibiotics

∎   To participate in animal husbandry practices that promote antibiotic stewardship

In progress

YUM! BRANDS, INC.	2024 PROXY STATEMENT

In addition, YUM uses the USDA Process Verified Program (PVP), a third party auditing system. This verification process ensures our antibiotics claims and standards are met for poultry.

YUM also regularly engages with internal and external stakeholders on this issue. For example, for our beef supply, YUM works with the U.S. Roundtable for Sustainable Beef (USRSB) and the International Consortium for Antimicrobial Stewardship in Agriculture (ICASA). The USRSB is a multi-stakeholder initiative developed to advance, support and communicate continuous improvement in sustainability of the U.S. beef value chain. ICASA is collaborating across the supply chain to pioneer technologies and management practices that promote judicious antibiotics use and produce healthier livestock. Through ICASA, YUM is investing, along with other supply chain partners, in a multiyear study to help better understand baseline utilization of antibiotics in the US feedlot industry.

Further, in 2021, following engagement with the proponents’ representative, YUM published an evidence-based report that showcases third-party research around the global AMR scenario. In creating the report, YUM engaged independent third-party experts to ensure that the report presented a balanced and nuanced analysis of this issue. The report found that AMR is a multifaceted problem that requires a long-term approach, with governments best positioned to address the issue at scale. It also concluded that responsible antibiotic prescription and more specific use of antimicrobials in humans may be the highest impact strategy for reducing AMR’s impact moving forward. It also noted that in agriculture, enhancing husbandry practices, judicial use of antimicrobials for animals, AMR monitoring and improvement of animal sanitation are seen as the most critical AMR reduction strategies. The report concluded that key enablers of these strategies include continued research and development efforts on the data collection and diagnostics side, as well as public-private partnerships, educational programs and awareness initiatives.

Given the robust polices that YUM already has in place, and the work it recently undertook through the above-mentioned report on this issue, the Company believes that it has taken significant steps towards doing its part in responsibly addressing AMR, and that adoption of the policy proposed by the proponents is unlikely to make a meaningful impact and would unnecessarily divert time and resources away from the Company’s execution of its well-considered approach to this issue. More information about YUM’s global AMR strategy and policy can be found on yum.com/citizenship.

The Board urges shareholders to vote AGAINST this proposal so that the Company may focus its efforts on accomplishing the existing strategy described above and not be limited in the exercise of its well-informed discretion on how best to address this issue.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the Recommendation of the Board of Directors?

MATTERS REQUIRING SHAREHOLDER ACTION

Item 5	Shareholder Proposal Regarding Consideration of Proposed Capital Transactions Involving the Brands (Item 5 on the Proxy Card)

What am I Voting on?

The Robert Elliot Friedman Trust, has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or any inaccuracies it may contain.

RESOLVED: Shareholder requests that the Board of Directors prepare a strategic review regarding a proposed spin-off of YUM’s KFC, Pizza Hut, and Taco Bell franchises into three separate publicly traded companies, and dispose of its Habit Burger chain in a separate, pre-spinoff transaction.

SUPPORTING STATEMENT: Spinning off YUM’s three main franchises into separate companies would allow distinct CEO’s, managements, and boards to focus better on each chain’s operations, including each franchise’s unique brand and end-markets. Separate companies would also allow talented operating heads to remain at each company as CEO, instead of having to depart eventually. For example, Brian Niccol, the highly talented former president of Taco Bell, left the chain in 2018 to become CEO of Chipotle. If Taco Bell had operated as a separate company, it would have been highly likely that Mr. Niccol would have continued managing the franchise.

Moreover, it seems apparent that YUM is experiencing serious challenges in concurrently operating three global franchises at optimal levels. For instance, all three flagship YUM franchises continue to lag meaningfully behind its main competitors in sales performance: From 2016 through 2022, Chick-fil-A’s system revenues expanded at a six-year compound annual growth rate (CAGR) of 15%, versus 5.3% for KFC; Domino’s Pizza’s system revenues grew at a six-year CAGR of 8.4%, versus 1.2% for Pizza Hut; and Chipotle, Inc’s system revenues rose at a six-year CAGR of 14%, versus 7.3% for Taco Bell.

On a per-outlet sales basis, YUM, again, lags behind its primary competitors: For example, in 2022, Chipotle posted per-outlet revenues of $2,698,000, more than 50% higher than those of Taco Bell, which posted per-outlet revenues of $1,783,000. Chick-fil-A’s outperformance was even more stark: In 2022, Chick-fil-A posted per-outlet revenues of $6,714,000, almost 500% greater than those of KFC, which generated per-outlet revenues of $1,121,000.

It seems that YUM’s competitors are also grabbing significant market share away from YUM’s franchises. For example, from 2016 through 2022, U.S. chicken franchise restaurant industry revenues grew at a six-year CAGR of 11%. During the same period, Chic-fil-A’s and KFC’s U.S. revenues grew at six-year CAGRs of 15% and 2.2%, respectively. As such, it seems to reason that Chic-fil-A is taking serious U.S. market share away from KFC.

Turning to the Habit Burger (HB) franchise, since YUM’s $408 million acquisition of HB in early 2020, YUM has written off more than 70% of acquisition goodwill and 35% of YUM’s initial investment in the chain. Given HB’s ongoing lackluster financial performance, the shareholder believes the chain will generate long-term investment results from between low single-digit returns on invested capital (ROIC), to outright permanent capital losses.

Unfortunately, YUM’s middling operating results have cascaded over to its investment performance: From 2012 and 2017—through 2022, YUM shares grew at 10- and five-year CAGR’s of 11% and 10%, respectively, approximately matching the S&P 500 Index. For 2023, YUM is on track to underperform the Index by 20%. These results are particularly disappointing, given that YUM generates “look-through” ROIC of almost 50%.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

What is the Company’s Position Regarding this Proposal?

Statement in Opposition to Shareholder Proposal

Our Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, as it would divert time and resources that the Company has determined would be better used to support our strategic business objectives.

Our scale is one of the key differentiators leveraged by the Company and its Brands in driving consistent results over many years. Through its Brands, the Company system includes over 58,000 restaurants in more than 155 countries and territories around the world. The scope and diversity of our business allows us to effectively perform in a dynamic marketplace, in a way that would be significantly more difficult for any of the individual Brands to do if they were not part of the combined YUM system. The competitive advantages from our scale are evident across multiple areas which help us drive growth and long-term shareholder value as further described below.

Human Capital & Talent

Our scale strengthens the Brands’ access to human capital resources and capabilities, which is essential to our Good Growth Strategy. Because they are part of the global YUM system, our Brands are able to leverage talent exchanges from among the combined system’s large number of talented leaders who support the business and create value. This allows us to develop a strong bench to drive performance and move leaders and/or their experiences from one Brand to help another make similar progress and to foster improved results. The proponent’s view that each of our Brands could operate more effectively on their own does not fully comprehend these, and numerous other areas in which, efficiencies are created and innovation is supported by our current structure.

Investments in Digital and Technology

The Company’s combined structured allows for significantly greater investment in digital and technology initiatives than the Brands could each make on their own, which allow the Company and its Brands to become increasingly more competitive on both a domestic and international basis. Scale is becoming even more critical within the restaurant industry where technology and data capabilities will be a crucial competitive advantage relative to brands of smaller scale. A key example of this can be seen in the Company’s acquisition of several technology-focused companies in recent years, which are allowing us to improve operations and maximize marketing efficiencies that would have been cost prohibitive for any Brand to undertake independently. An illustration of this is the acquisition of Dragontail in 2021. As of 2023, the Company has deployed Dragontail AI in nearly 7,000 restaurants across the Pizza Hut and KFC systems to help optimize delivery order sequencing and food preparation processes. The Company sees this acquisition as a vital step towards improving operations and digital capabilities throughout the global business and plans to roll out Dragontail AI in 6,000 new restaurants in 2024. Restaurants that implement Dragontail AI consistently see improvements in product quality and customer satisfaction scores as the order sequencing algorithm and driver dispatch capabilities enable us to deliver hot and fresh products to our customers. The cost of this acquisition would have represented 17% of Pizza Hut’s 2021 operating profit, making it and similar acquisitions, a significant financial endeavor from a singular Brand perspective. Because of the scale of YUM, Pizza Hut and its sister Brands will be able to receive the benefits of being part of a larger, unified system.

Our Propriety Digital Systems

In addition to the benefits provided by the Company’s increased acquisitive capabilities, the Brands also benefit from the investments the Company has, and continues to make, in its proprietary Ecommerce platform. The Brand benefit here is both in development and maintenance savings, as well as access to a platform which provides the Brands greater flexibility than third-party offerings would. Further, the Company’s digital offerings provide the Brands and their franchisees with the opportunity to access emerging digital offerings at reduced costs and service levels exceeding those they could individually bargain for. For instance, the Company’s custom-built SuperApp, which provides smart, automated routine management tools for our restaurant managers, is now used in over 8,500 Pizza Hut restaurants, with KFC planning a roll out to approximately 6,000 restaurants in 2024. This type of forward-thinking investment would be economically challenging for an independent Brand to create and support.

MATTERS REQUIRING SHAREHOLDER ACTION

Information Technology Support Services and Global Technology Risk Management

Our Brands also rely on the Company for cost effective and secure Information Technology Support Services and Global Technology Risk Management, which are pivotal in the protection of assets and customer data, an increasingly important area of focus for all companies. The Company’s support services in these areas are numerous and extend far beyond the digital and technology systems referred to above.

Consumer Insights

In addition, the Brands leverage the Company’s cross-brand and cross-market customer data. The Brands utilize the Company’s unique global scale to bring new insights and enable even smarter and quicker decision-making. This year, the Company expanded its global data hub, which captures a significant and growing portion of global transaction-level sales data and other key operational and customer metrics. Brands are given unprecedented visibility into the ordering behaviors of millions of customers across the other Brands. In addition, the Brands have access to breakthrough consumer insight from Collider, the Company’s boutique insights consultancy.

Best-in-Class Franchisees

Our Brands also have access to best-in-class franchisees. As of 2024, 80% of our global development was driven by 15 publicly traded franchisees, many of which are franchisees of more than one of our Brands. Our capable, well capitalized and committed franchisee partners know we offer unmatched scale that we leverage through supply chain excellence and favorable vendor terms, including cutting-edge aggregator agreements. Further, through our scale we offer a nearly unlimited range of growth opportunities through things like category restaurant design, flexible format options and leading market mapping capabilities culminating in compelling and consistent new unit returns. Finally, the Company’s Brands are able to leverage our extensive international franchise relationships and go-to market strategies designed to provide them with accelerated development opportunities in new and evolving markets. The scope of these capabilities would be meaningfully reduced for the Brands operating in isolation.

Our Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, for the reasons set forth above, as it would divert time and resources that the Company has determined would be better used to support our strategic business objectives.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the Recommendation of the Board of Directors?

YUM! BRANDS, INC.	2024 PROXY STATEMENT

STOCK OWNERSHIP INFORMATION

Who are Our Largest Shareholders?

This table shows ownership information for each YUM shareholder known to us to be the owner of 5% or more of YUM common stock. This information is presented as of December 31, 2023 and is based on a stock ownership report on Schedule 13G filed by such shareholders with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	23,397,919	(1)	8.35%

Blackrock Inc. 55 55 East 52nd Street New York, NY 10055	23,329,589	(2)	8.3%

T. Rowe Price Investment Management, Inc. 101 E. Pratt Street Baltimore MD 21201 Malvern, PA 19355	15,939,260	(3)	5.70%

Capital World Investors 333 South Hope Street, 55th Floor Los Angeles CA 90071	14,785,763	(4)	5.3%

Capital International Investors 333 South Hope Street, 55th Floor Los Angeles CA 90071	14,081,926	(5)	5.00%

(1) The filing indicates sole voting power for 0 shares, shared voting power for 369,410 shares, sole dispositive power of 22,197,371 shares and shared dispositive power for 1,200,548 shares.

(2) The filing indicates sole voting power for 20,696,867 shares, shared voting power for 0 shares, sole dispositive power for 23,329,589 shares and shared dispositive power for 0 shares.

(3) The filing indicates sole voting power for 4,869,432 shares, shared voting power for 0 shares, sole dispositive power for 15,939,260 shares and shared dispositive power for 0 shares.

(4) The filing indicates sole voting power for 14,674,848 shares, shared voting power for 0 shares, sole dispositive power for 14,785,763 shares and shared dispositive power for 0 shares.

(5) The filing indicates sole voting power for 13,927,882 shares, shared voting power for 0 shares, sole dispositive power for 14,081,926 shares and shared dispositive power for 0 shares

How Much YUM Common Stock is Owned by Our Directors and Executive Officers?

This table shows the beneficial ownership of YUM common stock as of December 31, 2023 by

∎	each of our directors,

∎	each of the executive officers named in the Summary Compensation Table on page 59, and

∎	all directors and relevant executive officers as a group.

Unless we note otherwise, each of the following persons and their family members have sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table (nor the Directors and executive officers as a group) holds in excess of one percent of the outstanding YUM common stock.

STOCK OWNERSHIP INFORMATION

The table shows the number of shares of common stock and common stock equivalents beneficially owned as of December 31, 2023. Included are shares that could have been acquired within 60 days of December 31, 2023 through the exercise of stock options, stock appreciation rights (“SARs”) or distributions from the Company’s deferred compensation plans, together with additional underlying stock units as described in footnote (4) to the table. Under SEC rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

	Beneficial Ownership
Name	Number of Shares Beneficially Owned(1)	Options/ SARs Exercisable within 60 Days(2)	Deferral Plans Stock Units(3)	Total Beneficial Ownership	Additional Underlying Stock Units(4)	Total

Paget Alves	6,309	–	–	6,309	13,156	19,465

Keith Barr	–	–	–	–	8,909	8,909

Brett Biggs	–	–	–	–	533	533

Christopher Connor	–	–	–	–	17,792	17,792

Brian C. Cornell	452	2,002	–	2,454	30,959	33,413

Tanya Domier	4,957	–	–	4,957	12,396	17,353

Susan Doniz	–	–	–	–	533	533

Mirian M. Graddick-Weir	1,233	3,187	–	4,420	37,058	41,478

Thomas C. Nelson	19,926	3,187	–	23,113	74,763	97,876

Justin Skala	13,795	1,439	–	15,234	7,549	22,783

Annie Young-Scrivner	4,171	–	–	4,171	4,768	8,939

David Gibbs	123,218	290,989	10,287	424,494	7,786	432,280

Christopher Turner	16,785	20,624	0	37,409	0	37,409

Tracy Skeans	13,418	74,758	851	89,027	1,824	90,851

Sabir Sami	6,652	61,016	0	67,668	0	67,668

Aaron Powell	10,721	620	0	11,341	0	11,341

All Directors and Executive Officers as a Group (19 persons)	258,730	591,316	11,462	861,508	227,105	1,088,613

(1) Shares owned outright. These amounts include the following shares held pursuant to YUM’s 401(k) Plan as to which each named person has sole voting power:

∎	Ms. Skeans, 2,984

∎	all relevant executive officers as a group, 4,091 shares

(2) The amounts shown include beneficial ownership of shares that may be acquired within 60 days pursuant to SARs awarded under our employee or director incentive compensation plans. For SARs, we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock).

(3) These amounts shown reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Director Deferred Compensation Plan or our Executive Income Deferral Program. Amounts payable under these plans will be paid in shares of YUM common stock at termination of directorship/employment or within 60 days, if so elected.

(4) The amounts shown include units denominated as common stock equivalents held in deferred compensation accounts which become payable in shares of YUM common stock at a time (a) other than at termination of directorship/employment and (b) after 60 days.

(5) For Ms. Domier, these shares are held in a trust for which she retains voting and/or investment power. For Mr. Gibbs and Ms. Skeans, 65,893 and 7,251 of these shares are held in trusts, respectively, for trusts in which they retain voting and/or investment power.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of YUM common stock to file with the SEC reports of their ownership and changes in their ownership of YUM common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish YUM with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to YUM and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2023.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, the compensation decisions of the Management Planning and Development Committee (the “Committee”) for our named executive officers (“NEOs”) and factors considered in making those decisions.

I. Executive Summary

A. YUM 2023 Performance

2023 was another very strong year for the Company, as it surpassed the $60 billion threshold in system sales and exceeded all aspects of our long-term growth algorithm. In reaching this milestone, YUM achieved 6% Same-Store Sales growth, 12% Core Operating Profit1 growth and 6% net-new unit growth, with broad-based strength across the globe. Of note, the Company accomplished its net-new unit growth through another record year for unit development, opening over 4,700 new stores around the world. This performance illustrates the capability of our global system, driven by our iconic Brands and the unmatched operating capability of our committed, and well-capitalized franchise partners.

The Company again reached new heights in its digital capabilities, leading to $29 billion in digital sales, a 22% increase over the prior year. Additionally, digital sales exceeded 45% of total system sales in 2023, an all time high and a further indicator that our digital-enabled ordering channels continue to mature and build upon prior momentum. Our digital sales growth in 2023 was underpinned by the continued scaling of our digital and AI-driven ecosystem, in partnership with our franchisees, and continued to capitalize on the structural advantages of our diversified global portfolio by leveraging our unmatched global scale, sophisticated supply chains and marketing and consumer insights expertise to fuel growth and deliver consistently strong results.

1 See pages 31-32 and 35-36 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2023 for a discussion of Core Operating Profit in 2023

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Looking to 2024, we expect this will be a year of major milestones for YUM, as we expect to exceed 60,000 restaurants within the YUM system globally by year end, led by 30,000 restaurants at KFC and 20,000 at Pizza Hut. Going forward, we remain confident we will continue to build the world’s most loved and trusted brands while delivering lasting value for our shareholders. To accomplish these goals, we will continue to leverage our Good Growth Strategy, which forms the basis of the Company’s plans to drive same-store sales growth and net-new restaurant development around the world. The Company remains focused on creating cravable experiences for customers and building the fastest growing restaurant brands by:

∎	growing Unrivaled Culture and Talent to fuel brand performance and franchisee success;

∎	developing Unmatched Operating Capability by recruiting and equipping the best restaurant operators in the world to deliver great customer experiences;

∎	building Relevant, Easy and Distinctive Brands by innovating and elevating iconic restaurant brands that people trust and champion; and

∎	achieving Bold Restaurant Development by driving market share and franchise unit expansion with strong economics.

By continually leveraging our Good Growth Strategy — inclusive of our growth drivers and our commitment to social responsibility, risk management and sustainable stewardship of people, food and planet, internally and across our supply chain and franchise system — we will continue to drive our business model and improve the strength of our iconic Brands, as we look to another year of Good Growth in 2024.

2023 Performance Highlights1

(1) See pages 31-32 and 35-36 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2023 for a discussion of Core Operating Profit in 2023. System Sales Growth excludes impact of foreign currency translation.

B. Named Executive Officers

The Company’s NEOs for 2023 were as follows:

Name	Title

David W. Gibbs	Chief Executive Officer

Chris Turner	Chief Financial Officer

Tracy L. Skeans	Chief Operating Officer and Chief People Officer

Sabir Sami	Chief Executive Officer of KFC Division

Aaron Powell	Chief Executive Officer of Pizza Hut Division

EXECUTIVE COMPENSATION

C. Compensation Philosophy

The business performance of the Company is of the utmost importance in determining how our executives are compensated. Our compensation program is designed to both support our long-term growth model and hold our executives accountable to achieve key annual results year after year. YUM’s compensation philosophy for the NEOs is reviewed annually by the Committee and has the following objectives:

Pay Element
Objective	Base Salary	Annual Performance-Based Cash Bonuses	Long-Term Equity Performance-Based Incentives

Attract and retain the best talent to achieve superior shareholder results—To be consistently better than our competitors, we need to recruit and retain superior talent — individuals who are able to drive superior results. We have structured our compensation programs to be competitive and to motivate and reward high performers.

Reward performance—The majority of NEO pay is performance-based and therefore at risk. We design pay programs that incorporate team and individual performance goals that lead to shareholder return.

Emphasize long-term value creation—Our belief is simple: if we create value for shareholders, then we share a portion of that value with those responsible for the results.

Drive ownership mentality—We require executives to invest in the Company’s success by owning a substantial amount of Company stock.

D. Compensation Overview

2023 Compensation Highlights

∎	In January of 2023, the Committee made the following decisions and took the following actions:

∎

The Committee continued to set our CEO target for total direct compensation (base salary, annual cash bonus and annual long-term incentive award value at grant date) at a level near the median of our Executive Peer Group (defined at page 55) for the CEO role; and

∎

The Committee continued to set the equity mix for our NEOs’ annual long-term incentive awards at 25% stock appreciation rights (“SARs”), 25% restricted stock units (“RSUs”) and 50% performance share units (“PSUs”).

∎

In February of 2023, the Committee certified that our 2020 PSU awards paid out at 115% of target, based on the Company’s Total Shareholder Return (“TSR”) at the 67th percentile compared to the S&P 500 Consumer Discretionary Index and Earnings Per Share (“EPS”) growth of 7.6% CAGR, for the 2020-2022 performance cycle (see discussion of PSUs at page 47).

∎

Say on Pay. At our May 2023 Annual Meeting of Shareholders, shareholders approved our “Say on Pay” proposal in support of our executive compensation program, with approximately 87% of votes cast in favor of the proposal.

∎

Shareholder Outreach. We continued our shareholder outreach program to better understand our investors’ opinions on our compensation practices and to respond to their questions. Committee and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts during 2023 that served to reinforce our open-door policy. The efforts included contacting our largest 35 shareholders, representing ownership of approximately 50% of our shares (discussed further on page 53).

∎

Updated Executive Stock Ownership Guidelines. In August 2023, the Committee revised the ownership guidelines applicable to our NEOs by adding a holding requirement which provides that at least 50% of each award granted must be held by an NEO until his or her ownership requirement is met (see page 56 for a more detailed discussion).

YUM! BRANDS, INC.	2024 PROXY STATEMENT

E. Relationship between Company Pay and Performance for the CEO

To focus on both the short-term and long-term success of the Company, approximately 92% of our CEO’s annual target compensation is “at-risk” pay, with the compensation paid based on Company results. If short-term and long-term financial and operational target goals are not achieved, then performance-related compensation will decrease. If target goals are exceeded, then performance-related compensation will increase. As demonstrated below, our target annual pay mix for our CEO emphasizes our commitment to “at-risk” pay in order to tie pay to performance. The discussion in this section is limited to Mr. Gibbs, our CEO for 2023. Our other NEOs’ target annual compensation is subject to a substantially similar set of considerations, which are discussed in Section III, 2023 Named Executive Officer Total Direct Compensation and Performance Summary, found at pages 48 to 52 of this CD&A.

CEO Target Pay Mix–2023	CEO Total Direct Compensation
The Committee sets the CEO’s target for total direct compensation (base salary, annual cash bonus and annual long-term incentive award value at grant date) taking into account Company performance, the CEO’s performance, time in role, other job-related factors and the range of market practices of our Executive Peer Group. The Committee was satisfied with Company results and the leadership of Mr. Gibbs in 2022 and expected that the Company would continue to build on that momentum in 2023. In January 2023, Mr. Gibbs’ target total direct compensation was set near the median of our Executive Peer Group. For 2023, 75% of our CEO’s target total direct compensation was in the form of long-term equity incentive compensation.

EXECUTIVE COMPENSATION

CEO TOTAL DIRECT COMPENSATION VS. PERFORMANCE

	2021	2022	2023

Core Operating Profit Growth[1]	18%	6%	12%

System Sales Growth[2]	13%	6%	10%

Total Shareholder Return[3]	30%	-6%	4%

(1) A measure of results of operations for the purpose of evaluating performance against targets set under our YUM Leaders’ Bonus Program and the annual PSU grants in 2023 and 2022. See pages 31-32 and 35-36 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2023 for a discussion of Core Operating Profit in 2023.

(2) System sales growth excludes the impact of foreign currency translation.

(3) Total shareholder return is calculated as the change in YUM share price from the beginning of the respective year until the year-end, adjusted for dividends paid.

(4) The Accelerating Profitable Growth (“APG”) PSU was only granted in 2021 and is not relevant to other years disclosed in this proxy statement.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

II. Elements of Executive Compensation Program

Our annual executive compensation program has three primary pay components: base salary; annual performance-based cash bonuses; and long-term equity performance-based incentives. We also offer retirement and other benefits.

Element	Objective	Form

Base salary	Attract and retain high-caliber talent and provide a fixed level of cash compensation	Cash

Annual Performance-Based Cash Bonuses	Motivate high performance and reward short-term Company, team and individual performance	Cash

Long-Term Equity Performance-Based Incentives	Align the interests of executives with shareholders and emphasize long-term results	SARs, RSUs & PSUs

Retirement and Additional Benefits	Provide for long-term retirement income and basic health and welfare coverage	Various

A. Base Salary

We provide base salary to compensate our NEOs for their primary roles and responsibilities and to provide a stable level of annual compensation. A NEO’s salary varies based on the role, level of responsibility, experience, individual performance, potential and market value. Specific salary increases take into account these factors. The Committee reviews each NEO’s salary and performance annually.

B. Annual Performance-Based Cash Bonuses

Our performance-based annual bonus program, the YUM Leaders’ Bonus Program, is a cash-based plan. The principal purpose of the YUM Leaders’ Bonus Program is to motivate and reward short-term team and individual performance that drives shareholder value.

The formula for calculating the performance-based annual bonus under the YUM Leaders’ Bonus Program is the product of the following:

Team Performance

The Committee carefully established final team performance measures, targets and weights in January 2023, following an extensive review of these items in August and November 2022, after receiving input and recommendations from management. The team performance targets were also reviewed by the Committee to ensure that the goals support the Company’s overall strategic objectives.

The performance targets were developed through the Company’s annual financial planning process, which takes into account KFC, Pizza Hut, Taco Bell and The Habit (each, a “Division”) growth strategies, historical performance, and the expected future operating environment for each Division.

When setting targets for each specific team performance measure, the Company takes into account overall business goals and structures targets designed to motivate achievement of desired performance consistent with our growth commitment to shareholders.

A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are

EXECUTIVE COMPENSATION

exceeded and reduces payouts when performance is below target. There is a threshold level of performance for all measures that must be met in order for any bonus to be paid, absent the use of discretion by the Committee in extraordinary circumstances. These minimum threshold performance targets are set forth in the Team Performance table that follows on page 46.

Additionally, all measures have a cap on the level of performance over which no additional bonus will be paid regardless of performance above the cap. The maximum performance cap for each measure is also set forth in the Team Performance table below.

The Committee may approve adjustments to Division targets or may exclude certain pre-established items from the financial results used to determine the annual bonus when doing so is consistent with the objectives and intent at the time the targets were originally set, in order to focus executives on the fundamentals of the Company’s underlying business performance. As part of the 2023 target-setting process, the Committee decided that KFC, Pizza Hut, Taco Bell, Habit and/or YUM Operating Profit Growth performance for 2023 annual incentive purposes should be measured adjusting for certain factors that were not considered indicative of underlying business performance for the year. These factors included amounts associated with Special Items (as defined in our Form 10-K at page 31) and foreign currency translation.

Detailed Breakdown of 2023 Team Performance

The team performance targets, actual results, weights and overall performance for each measure for our NEOs are outlined below. The long-term drivers of value for YUM are profit growth, same-store sales growth and net-new unit development. Accordingly, the Committee approved these performance measures for the Company’s annual incentive plan and these measures were included at both the corporate and divisional levels. For Divisions, the team performances were weighted 75% on Division operating measures and 25% on YUM team performance.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Team Performance
NEO	Measures	Min	Target	Max	Actual	Earned Award as % of Target	Weighting	Final Team Performance

Gibbs Turner Skeans	Core Operating Profit(1)	$2,246MM	$2,343MM	$2,440MM	$2,406MM	165	50%	82
	Growth	4.2%	8.7%	13.2%	11.7%
	System Same-Store Sales Growth(2)	0.5%	4.5%	9.0%	5.7%	127	25%	32

	System Net-New Units	2,680	3,250	3,675	3,349	123	25%	31

	Growth	4.8%	5.9%	6.6%	6.0%

	FINAL YUM TEAM FACTOR							145

Sami	Core Operating Profit(1)	$1,255MM	$1,309MM	$1,362MM	$1,345MM	168	50%	84

	Growth	4.8%	9.3%	13.8	12.3%

	System Same-Store Sales Growth(2)	0.25%	5.0%	9.75%	7.4%	150	25%	38

	System Net-New Units	1,545	1,990	2,135	2,140	200	25%	50

	Growth	5.6%	7.2%	7.7%	7.7%

	Total Weighted Team Performance — KFC Global (75%)							172

	Total Weighted Team Performance — YUM (25%)							145

	FINAL KFC TEAM FACTOR							165

Powell	Core Operating Profit(1)	$391 MM	$406 MM	$422 MM	$399 MM	75	50%	38

	Growth	1.0%	5.0%	9.0%	3.1%

	System Same-Store Sales Growth(2)	0.0%	4.0%	8.0%	2.3%	79	25%	20

	System Net-New Units	715	900	975	834	82	25%	20

	Growth	3.8%	4.7%	5.1%	4.4%

	Total Weighted Team Performance — PH Global (75%)							78

	Total Weighted Team Performance — YUM (25%)							145

	FINAL PH TEAM FACTOR							95

(1)	See pages 31-32 and 35-36 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2023 for a discussion of Core Operating Profit in 2023.

(2)	Excludes the impact of foreign currency translation.

Individual Performance

Each NEO’s individual performance factor is determined by the Committee based upon its subjective determination of the NEO’s individual performance for the year, including consideration of specific objective individual performance goals set at the beginning of the year. Performance categories considered by the Committee include the NEO’s performance in: Fostering Unrivaled Culture and Talent; Driving Bold Restaurant Development and Returns; Building Relevant, Easy and Distinctive Brands; Developing Unmatched Operating Capability; Driving ESG Progress in Key Areas of People, Food and Planet; and Delivering on Shareholder Promises. The Committee’s determinations with respect to the individual performance of our NEOs is set forth below from pages 48 to 52.

EXECUTIVE COMPENSATION

C. Long-Term Equity Performance- and Time-Based Incentives

We provide performance- and time-based equity awards weighted 75% and 25% respectively to our NEOs. These awards are designed to encourage long-term decision making that creates shareholder value, as well as to foster retention of executive talent. We use equity vehicles that motivate and balance the tradeoffs between short-term and long-term performance.

Our NEOs are awarded long-term incentives annually based on the Committee’s subjective assessment of the following items for each NEO (without assigning weight to any particular item):

∎	Prior year individual and team performance

∎	Expected contribution in future years

∎	Consideration of the market value of the executive’s role compared with similar roles in our Executive Peer Group

∎	Retention considerations

∎	Achievement of stock ownership guidelines

Equity Mix

Each year, the Committee reviews the mix of long-term incentives. For 2023, the Committee continued to choose SAR, RSU and PSU awards, because these equity vehicles focus and reward management for enhancing long-term shareholder value, thereby aligning our NEOs with the interests of our shareholders.

At the beginning of 2023, the Committee determined a target grant value for each NEO (based on time in role, performance and market practice) and the split of that value between SAR, RSU and PSU grants. For each NEO, the target grant value was allocated 25% to SAR, 25% to RSU and 50% to PSU grants. For each NEO, the breakdown between SAR, RSU and PSU award values can be found under the Summary Compensation Table, page 59 at columns e and f.

Stock Appreciation Rights Awards

Under our Long Term Incentive Plan (“LTIP”), we granted our NEOs SAR awards in 2023.The Committee believes that SARs reward long-term value-creation generated from sustained results. They are, therefore, strongly linked to and based on, the performance of YUM common stock. In 2023, we granted to each of our NEOs SARs which have ten-year terms and vest over four years. The exercise price of each SAR award was based on the closing market price of the underlying YUM common stock on the date of grant. Therefore, SAR awards will only have value if our NEOs are successful in increasing the share price above the awards’ exercise price.

Restricted Stock Unit Awards

Under our LTIP, we also granted our NEOs RSU awards in 2023. Like SARs, these RSU awards vest ratably over a four-year period at 25% per-year. The Committee believes that having RSUs in the compensation mix is appropriate to incentivize and retain executives and is consistent with shareholder preferences and market practice.

Performance Share Awards

Pursuant to the Performance Share Plan under our LTIP, we granted our NEOs PSU awards in 2023. These PSU awards are earned based on performance against target metrics which include 50% System Sales Growth and 50% Core Operating Profit Growth, with a TSR modifier relative to the S&P 500 Consumer Discretionary Index. The TSR modifier can increase or decrease earned payouts by up to 25% (but cannot result in a payout exceeding 200%). Incorporating System Sales Growth, Core Operating Profit Growth and TSR supports the Company’s pay-for-performance philosophy while diversifying performance criteria by using certain measures not used in the annual bonus plan and aligning our NEOs’ reward with the creation of shareholder value. The target, threshold and maximum number of shares that may be paid under these awards for each NEO are described at page 61. The Committee may, from time-to-time, grant PSU awards to eligible employees to incentivize various strategic initiatives, consistent with the terms of the LTIP.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

For the performance period covering 2023 – 2025, each NEO will earn a percentage of his or her target PSU award, with 50% of the payout based on System Sales Growth and the other 50% based on Core Operating Profit Growth targets, with a TSR modifier relative to the S&P 500 Consumer Discretionary Index, as set forth in the table below:

50% SYSTEM SALES GROWTH			50% CORE OPERATING PROFIT GROWTH			TSR RELATIVE TO S&P 500 CONSUMER DISCRETIONARY INDEX

2023-2025 CAGR	Payout %		2023-2025 CAGR	Payout %		TSR Percentile Ranking	Modifier %

10%	200%		11.5%	200%		>79th	1.250

8.5%	150%	+	9.75%	150%	X	60th – 79th	1.125

7%	100%		8%	100%		40th – 59th	1.000

4%	35%		4.5%	35%		20th – 39th	0.875

<4%	0%		<4.5%	0%		<20th	0.750

Dividend equivalents will accrue during the performance period and will be distributed as additional shares but only in the same proportion and at the same time as the original awards are earned. If no shares are earned, no dividend equivalents will be paid. The awards are eligible for deferral under the Company’s Executive Income Deferral (“EID”) Program.

III. 2023 Named Executive Officer Total Direct Compensation and Performance Summary

Below is a summary of each of our NEOs’ total direct compensation – which generally includes base salary, annual cash bonus, and long-term incentive awards – and an overview of their 2023 performance relative to our annual and long-term incentive performance goals. The process the Committee used to determine each officer’s 2023 compensation is described more fully in “How Compensation Decisions Are Made” beginning on page 53.

CEO Compensation

David Gibbs Chief Executive Officer

2023 Performance Summary

Our Board, under the leadership of the Committee Chair, approved Mr. Gibbs’ goals as our Chief Executive Officer at the beginning of the year and conducted a mid-year and year-end evaluation of his performance. These evaluations included a review of his leadership, performance versus pre-established goals including business results, leadership in the development and implementation of Company strategies, and development of Company culture and talent.

EXECUTIVE COMPENSATION

The Committee determined that Mr. Gibbs’ overall performance for 2023 merited an individual factor of 125. This individual factor was combined with YUM’s earned team factor of 145 (discussed at page 44) resulting in an above target annual cash bonus. This determination was based on the Committee’s subjective assessment of Mr. Gibbs’ performance against his previously set goals which included the following items (without assigning a weight to any particular item):

∎

Driving Bold Restaurant Development and Returns – Opened 4,754 gross units in 2023 (resulting in 3,349 net-new units), reflecting another incredibly strong year of development growth and a restaurant industry record among global brands – for the third consecutive year;

∎

Developing Unmatched Operating Capability – Focused on increasing our technology capability and ensuring that recent technology acquisitions continue to contribute to better guest and team member experiences, while leveraging available data analytics and accelerated our use of artificial intelligence and internally developed and third-party platforms to enhance decision making and to improve capacity, security and innovation;

∎

Building Relevant, Easy and Distinctive Brands – Grew digital footprint, leading to almost $30 billion in digital sales for 2023, a 22% increase over the prior year, by continuing to leverage investments in technologies and functions focused on analytics and innovation, as well as by strengthening and expanding loyalty programs across key markets;

∎	Delivering on Shareholder Promises – System sales growth increased 10% over the prior year, supported by 6% same-store sales growth and 6% unit growth, evidencing the health of our global system;

∎

Driving ESG in Key Areas of People, Food and Planet – Accomplished through: Continued integration of YUM’s elevated Good Growth strategy into key business activities and strengthening leader governance and oversight, including a more robust board engagement strategy and establishing a management level ESG Disclosure Committee; and the global roll-out of enhanced food safety systems and dashboards allowing for real-time access to metrics and insights to drive actions that reduce risk and improve food safety with our suppliers and at our restaurants; and

∎

Fostering Unrivaled Culture and Talent – Achieved by concerted efforts to: develop and increase bench for senior management roles and improve the skills of the Company’s broad-based global leadership team; and continuing to expand the pool of high-potential talent and developing CEO bench through the Seat at the Table program, which offers customized development options for each participant, including quarterly virtual leadership forums.

2023 Committee Decisions

In January, the Committee made the following determinations with respect to Mr. Gibbs’ compensation:

∎	Base salary remained at $1,300,000;

∎	Annual cash bonus target percentage was increased to 200% of base salary;

∎	Grant value of annual long-term incentive equity awards was increased to $11,500,000;

∎	These adjustments were intended to recognize his performance, time in role, and to better align with market compensation norms.

These decisions regarding the components of the Company’s ongoing executive compensation program positioned Mr. Gibbs’ 2023 target total direct compensation slightly above the 50th percentile of the Company’s Executive Peer Group (defined at page 55) for his position.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

The graphics below illustrate Mr. Gibbs’ direct compensation:

CEO Awarded Compensation Mix	CEO Total Direct Compensation

Other NEO 2023 Total Direct Compensation

Chris Turner Chief Financial Officer

2023 Performance Summary

The Committee determined that Mr. Turner’s performance merited a 125 individual performance factor. The Committee recognized Mr. Turner’s leadership in driving an increase in Company system sales growth of 10%, supported by 6% same-store sales growth and 6% unit growth. He was also recognized for continuing efforts in leading the Company’s development initiative, which resulted in the opening of 4,754 gross units in 2023 (resulting in 3,349 net-new units), resulting in the strongest year of development growth in YUM’s history for the third consecutive year. The Committee also noted Mr. Turner’s leadership in Building Relevant, Easy and Distinctive Brands by increasing digital sales to greater than $29 billion and digital sales to approximately 45% of total system sales, both YUM historical highs. He was also commended for achievements in digital and technology implementation strategies designed to provide further enhancements of the end-to-end customer experience, operations, and YUM’s data and analytics strategy. Mr. Turner’s individual factor was combined with an earned team factor of 145 (discussed at page 44) to calculate his annual cash bonus.

2023 Committee Decisions

In January, the Committee made the following determinations with respect to Mr. Turner’s compensation:

∎	Base salary was increased to $900,000;

∎	Annual cash bonus target remained at 115% of base salary;

∎	Grant value of annual long-term incentive equity awards was increased to $2,750,000;

∎	These adjustments were intended to recognize his performance, time in role and to better align with market compensation norms and internal peer equity.

EXECUTIVE COMPENSATION

These adjustments positioned Mr. Turner’s 2023 total direct compensation at slightly above the 50th percentile of the Company’s Executive Peer Group (defined at page 55) for his position.

Tracy L. Skeans Chief Operating Officer and Chief People Officer

2023 Performance Summary

The Committee determined that Ms. Skeans’ performance merited a 125 individual performance factor. The Committee recognized Ms. Skeans’s leadership in driving an increase in Company system sales growth of 10%, supported by 6% same-store sales growth and 6% unit growth. She was also recognized for continuing efforts in leading the Company’s development initiative, which resulted in the opening of 4,754 gross units in 2023 (resulting in 3,349 net-new units), resulting in the strongest year of development growth in YUM’s history for the third consecutive year.

The Committee also commended Ms. Skeans for Fostering Unrivaled Culture and Talent by developing broad leadership bench for senior roles and building a strong culture focused on recognition. Ms. Skeans’ individual factor was combined with an earned team factor of 145 (discussed at page 44) to calculate her annual cash bonus.

2023 Committee Decisions

In January, the Committee made the following determinations with respect to Ms. Skeans’ compensation:

∎	Base salary was increased to $900,000;

∎	Annual cash bonus target remained at 120% of base salary;

∎	Grant value of annual long-term incentive equity awards remained at $2,750,000;

∎	These adjustments were intended to recognize her performance and to better align with market compensation norms and internal peer equity.

These adjustments positioned Ms. Skeans’ 2023 total direct compensation at slightly above the 50th percentile of the Company’s Executive Peer Group (defined at page 55) for her position.

Sabir Sami Chief Executive Officer, KFC Division

2023 Performance Summary

The Committee determined that Mr. Sami’s performance merited a 130 individual performance factor. The Committee recognized Mr. Sami’s leadership in driving net-new unit development. In addition, the Committee recognized Mr. Sami’s performance in Building Relevant, Easy and Distinctive Brands – by ensuring distinctive, consistent brand positioning across markets globally and through driving increased digital sales and improved loyalty programs. Mr. Sami was also recognized for driving KFC core operating profit growth of approximately 12% over the prior year. Mr. Sami’s individual factor was combined with an earned team factor of 165 (discussed at page 44) to calculate his annual cash bonus.

2023 Committee Decisions

In January, the Committee made the following determinations with respect to Mr. Sami’s compensation:

∎	Base salary was increased to $825,000;

∎	Annual cash bonus target increased to 115% of base salary;

∎	Grant value of annual long-term incentive equity awards remained at $2,250,000;

∎	These adjustments were intended to recognize his performance, time in role and to better align with market compensation norms and internal peer equity.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

These adjustments positioned Mr. Sami’s 2023 total direct compensation at the 50th percentile of the Company’s Executive Peer Group (defined at page 55) for his position.

Aaron Powell Chief Executive Officer, Pizza Hut Division

2023 Performance Summary

The Committee determined that Mr. Powell’s performance merited a 110 individual performance factor. The Committee recognized Mr. Powell’s role in developing a strong leadership bench for senior positions within Pizza Hut and at YUM. He was also recognized for driving Pizza Hut core operating profit growth of 3% and net-new unit growth of 4% over the prior year. In addition, he was credited for driving the reorganization of Pizza Hut’s global digital and technology organization to improve operational results and customer experiences. Mr. Powell’s individual factor was combined with an earned team factor of 95 (discussed at page 44) to calculate his annual cash bonus.

2023 Committee Decisions

In January, the Committee made the following determinations with respect to Mr. Powell’s compensation:

∎	Base salary was increased to $825,000;

∎	Annual cash bonus target percentage was increased to 110% of base salary;

∎	Grant value of annual long-term incentive equity awards was increased to $2,250,000;

∎	These adjustments were intended to recognize his performance, time in role and to better align with market compensation norms and internal peer equity.

These decisions positioned Mr. Powell’s 2023 total direct compensation at slightly above the 50th percentile of the Company’s Executive Peer Group (defined at page 55) for his position.

IV. Retirement and Other Benefits

Retirement Benefits

We offer several types of competitive retirement benefits.

The YUM! Brands Retirement Plan (“Retirement Plan”) is a broad-based qualified plan designed to provide a retirement income based on years of service with the Company and average annual earnings. The plan is U.S.-based and was closed to new salaried entrants in 2001. Mr. Gibbs and Ms. Skeans are active participants in the Retirement Plan.

For executives hired or re-hired after September 30, 2001, the Company implemented the Leadership Retirement Plan (“LRP”). This is an unfunded, unsecured account-based retirement plan which allocates a percentage of pay to an account payable to the executive following the executive’s separation of employment from the Company. For 2023, Messrs. Turner and Powell were eligible for the LRP. Under the LRP, Messrs. Turner and Powell received an annual allocation to their accounts equal to 4% of base salary and target bonus and will receive an annual earnings credit that is equivalent to the Moody’s Aa Corporate Bond Yield Average for maturities 20 years and above (currently 5.05%) on the balance.

The Company provides retirement benefits for certain international employees through the Third Country National Plan (“TCN”). The TCN is an unfunded, unsecured account-based retirement plan that provides an annual contribution between 7.5% and 15% of salary and target bonus and an annual earnings credit of 5% on the balance. The level of contribution is based on the participants’ role and their home country retirement plan. Mr. Sami is the only NEO who participates in the TCN. Under this plan, Mr. Sami receives an annual contribution equal to 15% of base salary and target bonus and an annual earnings credit of 5%.

Benefits payable under these plans are described in more detail beginning on page 65.

EXECUTIVE COMPENSATION

Medical, Dental, Life Insurance and Disability Coverage

We also provide other benefits such as medical, dental, life insurance and disability coverage to each NEO through benefit plans, which are also offered to all eligible U.S.-based salaried employees. Eligible employees can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Our broad-based employee disability plan limits the annual benefit coverage to $300,000.

Other Benefits

The Company provides a very limited number of other benefits to our NEOs. The CEO and his spouse were required to use company-owned aircraft, charter or approved commercial aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. Our program provides that any costs for the CEO’s personal aircraft use of above $200,000 will be reimbursed to the Company in accordance with the requirements of the Federal Aviation Administration regulations. We do not provide tax gross-ups on the personal use of the company owned, charter or approved commercial aircraft. For 2023, the incremental cost of Mr. Gibbs personal use of company-owned, charter or commercial aircraft was $144,407. In 2023, none of the other NEOs used Company-provided aircraft for personal travel.

V. How Compensation Decisions Are Made

Shareholder Outreach, Engagement and 2023 Advisory Vote on NEO Compensation

At our 2023 Annual Meeting of Shareholders, 87% of votes cast on our annual advisory vote on NEO compensation were in favor of our NEOs’ compensation program as detailed in our 2023 proxy statement. During 2023, we continued our shareholder outreach program to better understand our investors’ opinions on our compensation practices and respond to their questions. Committee members and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts that served to reinforce our open-door policy. The efforts included:

∎	Contacting our largest 35 shareholders, representing ownership of more than 50% of our shares;

∎	Dialogue with proxy advisory firms;

∎	Investor road shows and conferences; and

∎	Presenting shareholder feedback to the Committee.

Our annual engagement efforts allow many shareholders the opportunity to provide feedback. The Committee carefully considers shareholder and advisor feedback, among other factors discussed in this CD&A, in making its compensation decisions. Shareholder feedback, including the 2023 voting results on NEO compensation, has influenced and reinforced a number of compensation design changes over the years, including:

∎	Continued benchmarking of CEO compensation at near market median;

∎	Changed performance metrics under our annual PSU awards (Earnings Per Share and/or TSR in prior years; Core Operating Profit Growth, System Sales Growth and TSR since 2022); and

∎	Changed PSU award metrics to include the Company’s 3-year average TSR relative to the companies in the S&P 500 Consumer Discretionary Index, rather than the average relative to the entire S&P 500.

∎	Beginning in 2022, changing our equity mix for NEOs to 50% PSUs, 25% SARs and 25% RSUs, to better align with business objectives, shareholder preferences and market practice.

∎	Added the “Driving ESG in Key Areas of People, Food and Planet” goal as an individual factor metric under our annual cash bonus plan.

The Company and the Committee appreciate the feedback from our shareholders and plan to continue these engagement efforts going forward.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Role of the Committee

Compensation decisions are ultimately made by the Committee using its judgment, focusing primarily on each NEO’s performance against his or her financial and strategic objectives, qualitative factors and the Company’s overall performance. The Committee considers the target total direct compensation of each NEO and retains discretion to make decisions that are reflective of overall business performance and each executive’s strategic contributions to the business. In making its compensation decisions, the Committee typically follows the annual process described below, but adds additional meetings or modifies the timing of elements of the process when necessary in order to address important business considerations.

COMMITTEE ANNUAL COMPENSATION PROCESS

Role of the Independent Consultant

The Committee’s charter states the Committee may retain outside compensation consultants, lawyers or other advisors. The Committee retains an independent consultant, Meridian Compensation Partners, LLC (“Meridian”), to advise it on certain compensation matters. The Committee has instructed Meridian that:

∎	it is to act independently of management and at the direction of the Committee;

∎	its ongoing engagement will be determined by the Committee;

∎	it is to inform the Committee of relevant trends and regulatory developments;

∎	it is to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to the Company for the NEOs; and

∎	it is to assist the Committee in its determination of the annual compensation package for our CEO and other NEOs.

The Committee considered the following factors, among others, in determining that Meridian is independent of management and its provision of services to the Committee did not give rise to a conflict of interest:

∎	Meridian did not provide any services to the Company unrelated to executive compensation;

∎	Meridian has no business or personal relationship with any member of the Committee or management; and

∎	Meridian’s partners and employees who provide services to the Committee are prohibited from owning YUM stock per Meridian’s firm policy.

EXECUTIVE COMPENSATION

Comparator Compensation Data

Our Committee evaluates our NEO total target direct compensation levels by comparing them against those of similarly situated executives at companies that comprise our Executive Peer Group (defined below) as one of the factors in setting executive compensation. The Executive Peer Group is made up of retail, hospitality, food, nondurable consumer goods companies, specialty eatery and quick service restaurants, as these represent the sectors with which the Company is most likely to compete for executive talent. The companies selected from these sectors must also be reflective of the overall market characteristics of our executive talent market, relative leadership position in their sector, size as measured by revenues, complexity of their business, and in many cases global reach.

Executive Peer Group

The Committee periodically reviews the peer group to ensure it reflects desired comparisons and appropriate size range. In August 2021, the Committee approved the peer group to be used for NEO pay determinations beginning in 2022 (the “Executive Peer Group”). The updates to the Executive Peer Group were made to better align the size of the peer group companies with YUM and include companies in relevant industry sectors. Many of these companies have a global reach and multiple brands. The Executive Peer Group used for 2023 pay determinations for all NEOs is comprised of the following companies:

At the time a benchmarking analysis was prepared in November 2022, the Executive Peer Group’s median annual revenues were $13.2 billion, while YUM equivalent annual revenues were estimated at $16.1 billion (calculated as described below).

For companies with significant and global franchise operations, measuring size can be complex. In 2023, the Company’s system of global restaurants delivered approximately $60 billion in system sales. Management responsibilities encompass more than just the revenues and operations directly owned and operated by the Company and include responsibilities for managing relationships with franchisees and developing and implementing global growth strategies. Specific responsibilities include managing and implementing product introductions and product specifications and supply, management of vendors, marketing, technological innovations and implementations, payment collections, risk management, including setting and monitoring food safety standards, protection of the Company’s trademarks and other intellectual property, new unit development, and customer satisfaction and overall operations improvements across the entire franchise system. As a result of accelerating growth in recent years, the Company’s leadership now oversees approximately 290 brand-country combinations and approximately 1,500 franchisees. To appropriately reflect this complexity in calibrating the size of our organization and underlying operating divisions during the 2022 benchmarking process, our philosophy was to add 25% of franchisee and licensee sales to the GAAP-reported Company sales to establish an appropriate revenue benchmark. The reason for this approach was twofold:

∎	Market-competitive compensation opportunities are related to scope of responsibility, often measured by company size, i.e., revenues; and

∎	Scope of responsibility for a franchising organization lies between corporate-reported revenues and system-wide sales.

Peer groups of other globally prominent companies similarly include companies where the median revenue scope of those peers are materially above the reported corporate revenue. This likely reflects the same assessments of complexity and reach and accordingly appropriate company size profiles. We believe this approach is measured and reasoned in its approach to calibrating market competitive compensation opportunities without using organizations unduly larger than the Company.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Competitive Positioning and Setting Compensation

At the beginning of 2023, the Committee considered Executive Peer Group compensation data as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for each NEO. In making compensation decisions, the Committee considers market data for comparable positions to each of our NEO roles. The Committee reviews market data and makes a decision for each NEO, most often in a range around market median for each element of compensation, including base salary, target bonus and long-term incentive target. In addition to the market data, the Committee takes into account the role, level of responsibility, experience, individual performance and potential of each NEO. The Committee reviews the NEOs’ compensation and performance annually.

VI. Compensation Policies and Practices

Below are compensation and governance best practices we employ that provide a foundation for our pay-for-performance program and align our program with Company and shareholder interests.

We Do		We Don’t Do
✓	Have an independent compensation committee (Management Planning & Development Committee), which oversees the Company’s compensation policies and strategic direction	Employment agreements
✓	Directly link Company performance to pay outcomes	Re-pricing of SARs
✓	Have executive ownership guidelines that are reviewed annually against Company guidelines	Grants of SARs with exercise price less than fair market value of common stock on date of grant
✓	Have a “clawback” policy under which the Company may recoup compensation if executive’s conduct results in significant financial or reputational harm to Company or in the event of a financial restatement	Permit executives to hedge or pledge Company stock
✓	Make a substantial portion of NEO target pay “at risk”	Payment of dividends or dividend equivalents on PSUs unless or until they vest
✓	Have double-trigger vesting of equity awards upon a change in control	Excise tax gross-ups upon change in control
✓	Utilize an independent Compensation Consultant	Excessive executive perquisites, such as country club memberships
✓	Incorporate comprehensive risk mitigation into plan design
✓	Periodically review our Executive Peer Group to align appropriately with Company size and complexity
✓	Evaluate CEO and executive succession plans
✓	Conduct annual shareholder engagement program to obtain feedback from shareholders for consideration in annual compensation program design

YUM’s Executive Stock Ownership Guidelines

The Committee has established stock ownership guidelines for approximately 200 of our senior employees, including the NEOs. These guidelines were most recently updated in August 2023 after the Committee’s review of prevailing market practice. Under our current guidelines, our NEOs are now subject to a 50% holding requirement with respect to each equity award granted, until the ownership guidelines are satisfied. In determining whether the guidelines are met, shares owned outright and vested in-the-money SARs are counted, while unvested awards (including RSUs) and SARs that are not in-the-money are not. If a NEO or other executive does not meet his or her ownership guidelines, he or she may not be

EXECUTIVE COMPENSATION

eligible for a long-term equity incentive award. In 2023, all NEOs subject to guidelines met or exceeded their ownership guidelines.

NEO	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Multiple of Salary
Gibbs	7x base salary	407,873	$53,292,706	41.0
Turner(3)	3x base salary	31,337	$4,094,448	4.5
Skeans	3x base salary	84,964	$11,101,432	12.3
Sami(3)	3x base salary	55,211	$7,213,810	9.4
Powell(3)	3x base salary	11,029	$1,441,112	1.7

(1) Calculated as of December 31, 2023 and represents shares beneficially owned outright, shares underlying vested in-the-money SARs, and all RSUs received under the Company’s EID Program. Calculation does not include unvested awards.

(2) Based on YUM closing stock price of $130.66 as of December 29, 2023.

(3) Messrs. Turner and Powell joined the Company in 2019 and 2021, respectively, and have up to five years to reach the target levels of ownership set forth in our Ownership Guidelines. Mr. Sami became CEO of KFC in January 2022 and has up to five years to reach the target levels of ownership set forth in our Ownership Guidelines for his role.

Payments upon Termination of Employment

The Company does not have agreements with its executives concerning payments upon termination of employment except in the case of a change in control of the Company. The Committee believes these are appropriate agreements for retaining NEOs and other executive officers to preserve shareholder value in case of a potential change in control. The Committee periodically reviews these agreements and other aspects of the Company’s change-in-control program.

The Company’s change-in-control agreements, in general, entitle executives who are direct reports to our CEO and are terminated other than for cause within two years of the change in control, to receive a benefit of two times salary and bonus. The terms of these change-in-control agreements are described beginning on page 70.

The Company does not provide tax gross-ups for executives, including the NEOs, for any excise tax due under Section 4999 of the Internal Revenue Code and has implemented a “best net after-tax” approach to address any potential excise tax imposed on executives. If any excise tax is due, the Company will not make a gross-up payment, but instead will reduce payments to an executive if the reduction will provide the NEO the best net after-tax result. If full payment to a NEO will result in the best net after-tax result, the full amount will be paid, but the NEO will be solely responsible for any potential excise tax payment. Also, the Company has implemented “double trigger” vesting for equity awards, pursuant to which outstanding awards will fully and immediately vest only if the executive is employed on the date of a change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control.

In case of retirement, the Company provides retirement benefits described above, life insurance benefits (to employees eligible under the Retirement Plan), the continued ability to exercise vested SAR awards and to vest in annual SAR and RSU awards granted at least one year prior to retirement, and the ability to vest in PSU awards on a pro-rata basis.

With respect to consideration of how these benefits fit into the overall compensation policy, the change-in-control benefits are reviewed from time to time by the Committee for competitiveness. The Committee believes the benefits provided in case of a change in control are appropriate, support shareholder interests and are consistent with the policy of attracting and retaining highly qualified employees.

YUM’s Equity Award Granting Practices

Historically, we have made annual SAR awards and, beginning in 2022, annual RSU awards at the Committee’s January meeting. This meeting date is set by the Board of Directors more than six months prior to the actual meeting. The Committee sets the annual grant date as the second business day after our fourth quarter earnings release. The exercise or grant price of these awards is set as the closing price on the date of grants. We ordinarily make grants at the same time other elements of annual compensation are determined so that we can consider all elements of compensation in making the grants. We do not backdate or make grants retroactively. In addition, we do not time such grants in coordination with our possession or release of material, non-public or other information. All equity awards are granted under our shareholder approved LTIP.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Grants may also be made on other dates the Board of Directors meets. These grants generally are CEO Awards, which are awards to individual employees (subject to Committee approval) in recognition of superlative performance and extraordinary impact on business results. These awards are currently made as RSUs which vest after three years. Historically, CEO Awards were made using SARs.

Management recommends the awards be made pursuant to our LTIP to the Committee, however, the Committee determines whether and to whom it will issue grants and determines the amount of the grant. The Board of Directors has delegated to our CEO and our Chief People Officer, the ability to make grants to employees who are not executive officers and whose grants are less than $1,000,000 in accounting value annually. In the case of these grants, the Committee sets all the terms of each award, except the actual number of SARs/RSUs, which is determined by our CEO and our Chief People Officer pursuant to guidelines approved by the Committee in January of each year.

Limits on Future Severance Agreement Policy

The Committee has adopted a policy to limit future severance agreements with our NEOs and our other executives. The policy requires the Company to seek shareholder approval for future severance payments to a NEO if such payments would exceed 2.99 times the sum of (a) the NEO’s annual base salary as in effect immediately prior to termination of employment; and (b) the highest annual bonus awarded to the NEO by the Company in any of the Company’s three full fiscal years immediately preceding the fiscal year in which termination of employment occurs or, if higher, the executive’s target bonus. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment the Committee determines is a reasonable settlement of a claim that could be made by the NEO.

Compensation Recovery Policy

In June 2023, the SEC approved the NYSE’s proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. On November 16, 2023, the Committee amended and restated our Compensation Recovery Policy (i.e., “clawback”) to reflect these new requirements. In addition to requiring the recovery of compensation in the event of a financial restatement, our policy also permits the Committee to recover compensation in the event of other triggering evens, including misconduct of covered employees that resulted in significant financial or reputational harm, a violation of Company policy, or contributed to the use of inaccurate metrics in the calculation of incentive compensation.

Hedging and Pledging of Company Stock

Under our Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company stock price. Similarly, no employee or director may enter into hedging transactions in the Company’s stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps, or collars) or other speculative transactions related to YUM’s stock. Pledging of Company stock is also prohibited.

Management Planning and Development Committee Report

The Management Planning and Development Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement titled “Compensation Discussion and Analysis” and, on the basis of that review and discussion, recommended to the Board that the section be incorporated by reference into the Company’s Annual Report on Form 10-K and included in this proxy statement.

EXECUTIVE COMPENSATION

THE MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE

Christopher M. Connor, Chair

Keith Barr

Brian C. Cornell

Mirian M. Graddick-Weir

Thomas C. Nelson

The following tables provide information on the compensation of the Named Executive Officers (“NEOs”) for our 2023 fiscal year. The Company’s NEOs are our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for our 2023 fiscal year, determined in accordance with SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option/ SAR Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

David W. Gibbs	2023	1,300,000	—	9,096,602	2,875,016	4,712,500	2,999,005	255,832	21,238,955

Chief Executive Officer of YUM	2022	1,284,615	—	8,938,377	2,825,012	3,030,300	367,990	225,360	16,671,654
	2021	1,200,000	—	10,936,620	5,000,003	5,405,400	4,789,314	247,322	27,578,659

Chris Turner	2023	896,154	—	2,175,374	687,522	1,875,938	—	109,370	5,744,358

Chief Financial Officer of YUM	2022	871,154	—	1,977,749	625,001	1,222,594	—	139,443	4,835,941
	2021	850,000	—	3,585,851	1,125,013	2,552,550	716	124,727	8,238,857

Tracy L. Skeans	2023	896,154	—	2,175,374	687,522	1,957,500	375,582	12,176	6,104,308

Chief Operating Officer and Chief People Officer of YUM	2022 2021	871,154 834,615	— —	2,175,499 3,984,248	687,525 1,250,017	1,275,750 2,552,550	— 815,000	18,998 61,304	5,028,926 9,497,735

Sabir Sami	2023	757,507	—	1,779,851	562,504	1,885,059	—	380,586	5,365,507

Chief Executive Officer KFC Division

Aaron Powell	2023	821,154	1,000,000	1,779,851	562,504	948,338	—	98,804	5,210,651

Chief Executive Officer of Pizza Hut Division	2022	800,000	1,000,000	1,582,250	500,006	616,400	—	205,827	4,704,483

(1) Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the Executive Income Deferral (“EID”) Program or into the Company’s 401(k) Plan.

(2) Amounts in this column for 2023 and 2022 represent a retention payment paid to Aaron Powell in accordance with his sign-on agreement in 2021.

(3) Amounts shown in this column represent the grant date fair values for performance share units (PSUs) granted in 2023, 2022 and/or 2021 and Restricted Stock Units (RSUs) granted in 2023 and/or 2022. Further information regarding the 2023 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End” tables later in this proxy statement. The grant date fair value of the PSUs reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the February 2023 annual PSUs is 200% of target. For 2023, Mr. Gibbs’ annual PSU maximum value at grant date fair value would be $12,443,140; Mr. Turner’s’ annual PSU maximum value at grant date fair value would be $2,975,670; Ms. Skeans’ annual PSU maximum value at grant date fair value would be $2,975,670; Mr. Sami’s’ annual PSU maximum value at grant date fair value would be $2,434,638; and Mr. Powell’s annual PSU maximum value at grant date fair value would be $2,434,638.

(4) The amounts shown in this column represent the grant date fair values of the stock appreciation rights (SARs) awarded in 2023, 2022 and/or 2021. For a discussion of the assumptions and methodologies used to value the awards reported in column (e) and column (f), please see the discussion of stock awards and option awards contained at Note 16 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2023. See the Grants of Plan-Based Awards table for details.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

(5) Amounts in this column reflect the annual incentive awards earned for the 2023, 2022 and/or 2021 fiscal year performance periods, which were awarded by our Management Planning and Development Committee (“Committee”) in January 2024, January 2023 and January 2022, respectively, under the YUM Leaders’ Bonus Program, which is described further in our CD&A beginning at page 44 under the heading “Annual Performance-Based Cash Bonuses”.

(6) Amounts in this column represent for Mr. Gibbs and Ms. Skeans the amounts of aggregate change in actuarial present values of their accrued benefits under all actuarial pension plans (using interest rate and mortality assumptions consistent with those used in the Company’s financial statements). For Mr. Gibbs and Ms. Skeans, the actuarial present value of their benefits under the YUM! Brands Retirement Plan (“Retirement Plan”) increased $149,796 and $53,640, respectively, during the 2023 fiscal year. In addition, for Mr. Gibbs and Ms. Skeans, the actuarial present value of their benefits under the YUM! Brands Pension Equalization Plan (“PEP”) increased $2,849,209 and $321,942, respectively, during the 2023 fiscal year. Messrs. Turner and Powell were hired after September 30, 2001, and are ineligible for the Company’s actuarial pension plans. Mr. Sami worked outside of the United States prior to September 30, 2001 and is ineligible for the Company’s actuarial pension plans. See the Pension Benefits Table at page 65 for a detailed discussion of the Company’s pension benefits.

(7) Amounts in this column are explained in the All Other Compensation Table and footnotes to that table, which follows.

All Other Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2023.

Name	Perquisites and other personal benefits ($)(1)	Tax Reimbursements ($)	Insurance premiums ($)(2)	LRP/TCN Contributions ($)(3)	Other ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Gibbs	225,678	—	25,766	—	4,388	255,832
Turner	—	—	5,777	100,087	3,506	109,370
Skeans	4,571	—	7,605	—	—	12,176
Sami	132,550	—	1,505	246,531	—	380,586
Powell	—	—	6,513	89,100	3,191	98,804

(1) Amounts in this column include personal use of charter and commercial aircraft, charitable matching gifts, executive physicals, employee recognition gifts and relocation expenses. None of the amounts in this column individually exceeded the greater of $25,000 or 10% of the total amount of these perquisites and other personal benefits shown in this column for each NEO, except: For Mr. Gibbs, the cost of personal use of charter and commercial aircraft ($144,407) and income associated with the payment of FICA taxes incurred upon RSUs vesting in accordance with retirement vesting provisions ($81,271); for Ms. Skeans, an executive physical ($4,071) and a charitable matching gift on her behalf ($500); and for Mr. Sami, expatriation adjustments associated with his residence ($132,550).

(2) These amounts reflect the income each executive was deemed to receive from IRS tables related to Company-provided life insurance in excess of $50,000. The Company provides every salaried employee with life insurance coverage up to one times the employee’s base salary plus target bonus.

(3) For Messrs. Turner, Powell and Sami this column represents the Company’s annual allocations to the LRP or TCN, respectively, which are unfunded, unsecured account based retirement plans. For Mr. Turner and Mr. Powell, this column also includes a Company 401(k) matching contribution.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information on SARs, RSUs, PSUs and other equity awards granted in 2023 to each of the Company’s NEOs. The full grant date fair value of these awards is shown in the Summary Compensation Table at page 59.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Units (#)(3)	All Other Option/ SAR Awards; Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option/ SAR Awards ($/Sh)(5)	Grant Date Fair Value ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Gibbs	2/10/2023	1,300,000	2,600,000	7,800,000
	2/10/2023								96,058	131.31	2,875,016
	2/10/2023				–			21,895			2,875,032
	2/10/2023				–	43,790	87,580				6,221,570
Turner	2/10/2023	517,500	1,035,000	3,105,000	–
	2/10/2023								22,971	131.31	687,522
	2/10/2023							5,236			687,539
	2/10/2023					10,472	20,944				1,487,835
Skeans	2/10/2023	540,000	1,080,000	3,240,000
	2/10/2023								22,971	131.31	687,522
	2/10/2023				–			5,236			687,539
	2/10/2023				–	10,472	20,944				1,487,835
Sami	2/10/2023	439,408	878,815	2,636,446
	2/10/2023								18,794	131.31	562,504
	2/10/2023							4,284			562,532
	2/10/2023					8,568	17,136				1,217,319
Powell	2/10/2023	453,750	907,500	2,722,500
	2/10/2023								18,794	131.31	562,504
	2/10/2023							4,284			562,532
	2/10/2023				–	8,568	17,136				1,217,319

(1) Amounts in columns (c), (d) and (e) provide the threshold amount, target amount and maximum amount payable as annual incentive compensation under the YUM Leaders’ Bonus Program (“YLB”) based on the Company’s performance and on each executive’s individual performance during 2023. Performance under the threshold performance level will not result in payouts under the terms of the YLB. The actual amount of annual incentive compensation awards earned are shown in column (g) of the Summary Compensation Table on page 59. The performance measurements, performance targets, and target bonus percentages are described in the CD&A beginning on page 46 under the discussion of annual incentive compensation.

(2) Reflects grants of PSU awards subject to performance-based vesting conditions in 2023. The PSU awards vest on December 31, 2025 and PSU award payouts are weighted 50% on the achievement of specified Core Operating Profit Growth goals and 50% on the achievement of specified System Sales growth goals, with a positive or negative modifier of 25% based on relative total shareholder return (“TSR”) rankings against the S&P 500 Consumer Discretionary Index during the performance period ending on December 31, 2025. With respect to the 50% weighted on Core Operating Profit Growth measured at the end of the performance period, if Core Operating Profit Growth of 8% compound annual growth rate (“CAGR”) is achieved, this factor would provide for 100% weighting for the PSU payout with respect to this factor; if Core Operating Profit Growth of 9.75% CAGR is achieved, this factor would provide for 150% weighting for the PSU payout with respect to this factor; if Core Operating Profit Growth of 11.5% CAGR is achieved, this factor would provide for 200% weighting for the PSU payout with respect to this factor; and if Core Operating Profit Growth of less than 4.5% CAGR is achieved, this factor would provide for 0% weighting for the PSU payout with respect to this factor. With respect to the 50% weighted on System Sales growth measured at the end of the performance period, if System Sales growth of 7% CAGR is achieved, this factor would provide for 100% weighting for the PSU payout with respect to this factor; if System Sales growth of 8.5% CAGR is achieved, this factor would provide for 150% weighting for the PSU payout with respect to this factor; if System Sales growth of 10% CAGR is achieved, this factor would provide for 200% weighting for the PSU payout with respect to this factor; and if System Sales growth of less than 4% CAGR is achieved, this factor would provide for

YUM! BRANDS, INC.	2024 PROXY STATEMENT

0% weighting for the PSU payout with respect to this factor. With respect to the positive or negative 25% modifier based on a TSR percentile ranking for the Company, modifications to payouts are determined by comparing the Company’s relative TSR ranking against the S&P 500 Consumer Discretionary Index as measured at the end of the performance period; if a greater than 79th TSR percentile ranking target is achieved, this factor would provide for 25% increase in the PSU payout determined under the Core Operating Profit Growth and System Sales growth metrics (not to exceed a total payout of 200% in any event); if TSR percentile ranking target is achieved between the 60th and 79th percentile is achieved, this factor would provide for 12.5% increase in the PSU payout determined under the Core Operating Profit Growth and System Sales growth metrics (not to exceed a total payout of 200% in any event); if TSR percentile ranking target is achieved between the 40th and 59th percentile is achieved, this factor would not impact the PSU payout determined under the Core Operating Profit Growth and System Sales growth metrics; if TSR percentile ranking target is achieved between the 20th and 39th percentile is achieved, this factor would provide for 12.5% decrease in the PSU payout determined under the Core Operating Profit Growth and System Sales growth metrics; if TSR percentile ranking target below the 20th percentile is achieved, this factor would provide for 25% decrease in the PSU payout determined under the Core Operating Profit Growth and System Sales growth metrics. The terms of the annual PSU awards provide that in case of a change in control during the first year of the award, shares will be distributed assuming target performance was achieved subject to reduction to reflect the portion of the performance period following the change in control. In case of a change in control after the first year of the award, shares will be distributed assuming performance at the greater of target level or projected level at the time of the change in control subject to reduction to reflect the portion of the performance period following the change in control.

(3) Amounts in this column reflect the number of RSUs granted to executives during the Company’s 2023 fiscal year. RSUs allow the grantee to receive the number of shares of YUM common stock that is equal to the number of RSUs granted. These RSU grants become vested in equal installments on the first, second, third and fourth anniversaries of the grant date. The terms of each RSU grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become vested immediately. Executives who have attained age 55 with 10 years of service or 65 with 5 years of service who retire at least one year following the grant date will continue to vest following retirement through the fourth anniversary of the grant date. Unvested RSUs of executives who die will immediately vest. If an executive’s employment is terminated due to gross misconduct, the entire award is forfeited.

(4) Amounts in this column reflect the number of SARs granted to executives during the Company’s 2023 fiscal year. SARs allow the grantee to receive the number of shares of YUM common stock that is equal in value to the appreciation in YUM common stock with respect to the number of SARs granted from the date of grant to the date of exercise. These SAR grants become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date. The terms of each SAR grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become exercisable immediately. Executives who have attained age 55 with 10 years of service or 65 with 5 years of service who retire at least one year following the grant date will continue to vest following retirement through the fourth anniversary of the grant date. The SARs that vest in retirement must be exercised before the earlier of (i) the five year anniversary of the executive’s retirement or (ii) the expiration dates of the SARs (generally 10 years from the grant date). Unvested SARs of executives who die will immediately vest and may be exercised by the executive’s beneficiary before the earlier of (i) the five year anniversary of the executive’s death or (ii) the expiration dates of the SARs (generally 10 years from the grant date). If an executive’s employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, all vested or previously exercisable SARs as of the last day of employment must be exercised within 90 days following termination of employment.

(5) The exercise price of the SARs granted in 2023 equals the closing price of YUM common stock on their grant date.

(6) Amounts in this column reflect the full grant date fair value of the PSU awards shown in column (g), the RSUs shown in column (i) and the SARs shown in column (j). The grant date fair value is the amount that the Company is expensing in its financial statements over the award’s vesting schedule. The fair values of RSU awards are based on the closing price of our Common Stock on the date of grant. The fair values of PSU awards have been valued based on the outcome of a Monte Carlo simulation. For SARs, fair value of $29.93 was calculated using the Black-Scholes method on the grant date. For additional information regarding valuation assumptions of SARs, see the discussion of stock awards and option awards contained at Note 16 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2023.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End

The following table shows the number of shares covered by exercisable and unexercisable SARs, and unvested RSUs and PSUs held by the Company’s NEOs on December 31, 2023. Unless otherwise indicated, all outstanding equity awards shown in the table relate to shares of YUM common stock.

			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Gibbs	2/5/2014		3,065	–		$50.22	2/5/2024
	2/5/2014		3,084	–		$50.22	2/5/2024
	2/6/2015		61,968	–		$52.64	2/6/2025
	2/5/2016		77,878	–		$49.66	2/5/2026
	5/20/2016		31,838	–		$56.67	5/20/2026
	2/10/2017		77,465	–		$68.00	2/10/2027
	2/12/2018		83,842	–		$78.07	2/12/2028
	2/11/2019		111,978	–		$93.26	2/11/2029
	2/10/2020		142,200	47,400	(i)	$102.87	2/10/2030
	2/8/2021		117,536	117,537	(ii)	$103.36	2/8/2031
	2/11/2022		26,511	79,533	(iii)	$122.07	2/11/2032
	2/10/2023		–	96,058	(iv)	$131.31	2/10/2033
	2/6/2015	*	61,988	–		$22.32	2/6/2025
	2/5/2016	*	77,956	–		$21.06	2/5/2026
	5/20/2016	*	31,871	–		$24.03	5/20/2026
								98,369	12,852,866	185,434	24,228,806
Turner	2/10/2020		40,629	13,543	(i)	$102.87	2/10/2030
	2/8/2021		26,446	26,446	(ii)	$103.36	2/8/2031
	2/11/2022		5,865	17,596	(iii)	$122.07	2/11/2032
	2/10/2023		–	22,971	(iv)	$131.31	2/10/2033
								9,327	1,218,729	42,625	5,569,383
Skeans	2/10/2017		22,552	–		$68.00	2/10/2027
	2/12/2018		26,660	–		$78.07	2/12/2028
	2/12/2018		51,106	–		$78.07	2/12/2028
	2/11/2019		46,416	–		$93.26	2/11/2029
	2/10/2020		32,502	10,835	(i)	$102.87	2/10/2030
	2/8/2021		29,384	29,385	(ii)	$103.36	2/8/2031
	2/11/2022		6,452	19,356	(iii)	$122.07	2/11/2032
	2/10/2023		–	22,971	(iv)	$131.31	2/10/2033
	2/5/2016	*	5,701	–		$21.06	2/5/2026
	2/5/2016	*	10,144	–		$21.06	2/5/2026
								14,963	1,955,120	44,753	5,847,427

YUM! BRANDS, INC.	2024 PROXY STATEMENT

			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Sami	2/5/2016		3,440	–		$49.66	2/5/2026
	2/10/2017		11,582	–		$68.00	2/10/2027
	2/10/2017		5,830	–		$68.00	2/10/2027
	2/12/2018		9,075	–		$78.07	2/12/2028
	2/11/2019		13,656	–		$93.26	2/11/2029
	2/10/2020		9,163	3,055	(i)	$102.87	2/10/2030
	11/13/2020		13,040	–		$102.87	11/13/2030
	2/8/2021		1,174	1,175	(ii)	$103.36	2/8/2031
	2/11/2022		4,105	12,318	(iii)	$122.07	2/11/2032
	2/10/2023		–	18,794	(iv)	$131.31	2/10/2033
	2/5/2016	*	3,443	–		$21.06	2/5/2026
								15,485	2,023,213	32,361	4,228,288
Powell	2/11/2022		4,692	14,077	(iii)	$122.07	2/11/2032
	2/10/2023		–	18,794	(iv)	$131.31	2/10/2033
								15,888	2,075,865	34,489	4,506,333

* YUM China Awards

(1) The actual vesting dates for unexercisable awards are as follows:

(i) Remainder of unexercisable award will vest on February 10, 2024.

(ii) One-half of the unexercisable award will vest on each of February 8, 2024 and 2025.

(iii) One-third of the unexercisable award will vest on each of February 11, 2024, 2025 and 2026.

(iv) One-fourth of the unexercisable award will vest on each of February 10, 2024, 2025, 2026 and 2027.

(2) For all NEOS, this column represents annual RSU grants which vest over four years. For Mr. Gibbs, it also represents an RSU grant he received in 2019 in connection with his promotion to Chief Operating Officer that is subject to five-year cliff vesting. For Ms. Skeans, it also represents a CEO Award RSU grant from 2020 that is subject to four-year cliff vesting.

(3) The market value of the YUM awards are calculated by multiplying the number of shares covered by the award by $130.66, the closing price of YUM stock on the NYSE on December 29, 2023.

(4) The awards reflected in this column are unvested performance-based PSU awards with three-year performance periods that are scheduled to vest on December 31, 2024 and 2025 if the performance targets are met. In accordance with SEC rules, the PSU awards are reported at their maximum payout value.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The table below shows the number of shares of YUM and YUM China common stock acquired during 2023 upon exercise of stock option and SAR awards and vesting of stock awards in the form of RSUs and PSUs, each including accumulated dividends and before payment of applicable withholding taxes and broker commissions.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Gibbs	75,717	6,625,757	136,347	17,812,783
Turner	—	—	44,876	5,864,390
Skeans	—	—	49,848	6,514,108
Sami	—	—	4,106	537,156
Powell	—	—	9,330	1,180,807

(1) For each of Messrs. Gibbs, Turner, Sami and Ms. Skeans, this amount includes PSUs that vested on December 31, 2023 with respect to the 2021-2023 performance period and were paid out in 2024. For Messrs. Sami and Powell, this amount includes the vested portion of their CEO Award and sign-on RSU grants, respectively.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the YUM! Brands Retirement Plan (“Retirement Plan”), and the YUM! Brands Pension Equalization Plan (“PEP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Gibbs	Qualified Retirement Plan	35	1,699,815	–

	PEP	35	23,259,980	–

Skeans	Qualified Retirement Plan	23	645,836	–

	PEP	23	4,380,200	–

(i) Messrs. Turner and Powell were hired after September 30, 2001 and Mr. Sami is located outside the United States and each is ineligible for the Company’s actuarial pension plans. As discussed at page 68, Messrs. Turner and Powell participate in LRP and Mr. Sami participates in TCN.

YUM! Brands Retirement Plan

The Retirement Plan provides an integrated program of retirement benefits for salaried employees who were hired by the Company prior to October 1, 2001. The Retirement Plan replaces the same level of pre-retirement pensionable earnings for all similarly situated participants. The Retirement Plan is a tax qualified plan, and it is designed to provide the maximum possible portion of this integrated benefit on a tax qualified and funded basis.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

Benefit Formula

Benefits under the Retirement Plan are based on a participant’s final average earnings (subject to the limits under Internal Revenue Code Section 401(a)(17)) and service under the plan. Upon termination of employment, a participant’s monthly normal retirement benefit from the plan is equal to

A.	3% of Final Average Earnings times Projected Service up to 10 years of service, plus

B.	1% of Final Average Earnings times Projected Service in excess of 10 years of service, minus

C.	0.43% of Final Average Earnings up to Social Security covered compensation multiplied by Projected Service up to 35 years of service the result of which is multiplied by a fraction, the numerator of which is actual service as of date of termination, and the denominator of which is the participant’s Projected Service.

Projected Service is the service that the participant would have earned if he had remained employed with the Company until his normal retirement age (generally age 65).

If a participant leaves employment after becoming eligible for early or normal retirement, benefits are calculated using the formula above except that actual service attained at the participant’s retirement date is used in place of Projected Service.

Final Average Earnings

A participant’s “Final Average Earnings” is determined based on his or her highest five consecutive years of pensionable earnings. Pensionable earnings is the sum of the participant’s base pay and annual incentive compensation from the Company, including amounts under the YUM Leaders’ Bonus Program. In general, base pay includes salary, vacation pay, sick pay and short-term disability payments. Extraordinary bonuses and lump sum payments made in connection with a participant’s termination of employment are not included.

Vesting

A participant receives a year of vesting service for each year of employment with the Company. A participant is 0% vested until he or she has been credited with at least five years of vesting service. Upon attaining five years of vesting service, a participant becomes 100% vested. All NEOs eligible for the Retirement Plan are 100% vested.

Normal Retirement Eligibility

A participant is eligible for normal retirement following the later of age 65 and 5 years of vesting service.

Early Retirement Eligibility and Reductions

A participant is eligible for early retirement upon reaching age 55 with 10 years of vesting service. A participant who has met the requirements for early retirement and who elects to begin receiving payments from the plan prior to age 62 will receive a reduction of 1/12 of 4% for each month benefits begin before age 62. Benefits are unreduced at age 62.

The table below shows when each of the NEOs became or becomes eligible for early retirement and the estimated lump sum value of the benefit each participant would receive from YUM plans (both qualified and non-qualified) if he or she retired from the Company on December 31, 2023 and received a lump sum payment.

Name	Earliest Retirement Date	Estimated Lump Sum from a Qualified Plan(1)	Estimated Lump Sum from a Non- Qualified Plan(2)	Total Estimated Lump Sums
David W. Gibbs	April 1, 2018	$1,816,916	$24,841,458	$26,658,374
Tracy L. Skeans	February 1, 2028	$1,507,949	$8,603,022	$10,110,971

(1) The Retirement Plan

(2) PEP

EXECUTIVE COMPENSATION

The estimated lump sum values in the table above are calculated assuming no increase in the participant’s Final Average Earnings. The lump sums are estimated using the mortality table and interest rate assumptions in the Retirement Plan for participants who would actually commence benefits on January 1, 2023. Actual lump sums may be higher or lower depending on the mortality table and interest rate in effect at the time of distribution and the participant’s Final Average Earnings at his date of retirement.

Lump Sum Availability

Lump sum payments are available to participants who meet the requirements for early or normal retirement. Participants who leave the Company prior to meeting the requirements for Early or Normal Retirement must take their benefits in the form of a monthly annuity and no lump sum is available. When a lump sum is paid from the plan, it is calculated based on actuarial assumptions for lump sums required by Internal Revenue Code Section 417(e)(3).

PEP

The PEP is an unfunded, non-qualified plan that complements the Retirement Plan by providing benefits that federal tax law bars providing under the Retirement Plan. Benefits are generally determined and payable under the same terms and conditions as the Retirement Plan (except as noted below) without regard to federal tax limitations on amounts of includible compensation and maximum benefits. Benefits paid are reduced by the value of benefits payable under the Retirement Plan.

PEP retirement distributions are always paid in the form of a lump sum. Lump sums are calculated as the actuarial equivalent of the participant’s life only annuity. Participants who terminate employment prior to meeting eligibility for Early or Normal Retirement must take their benefits from this plan in the form of a monthly annuity.

Present Value of Accumulated Benefits

For all plans, the present value of accumulated benefits (determined as of December 31, 2023) is calculated assuming that each participant is eligible to receive an unreduced benefit payable in the form of a single lump sum at age 62. This is consistent with the methodologies used in financial accounting calculations. In addition, the economic assumptions for the lump sum interest rate, post retirement mortality, and discount rate are also consistent with those used in financial accounting calculations at each measurement date.

Nonqualified Deferred Compensation

Amounts reflected in the Nonqualified Deferred Compensation table below are provided for under the Company’s EID, LRP and TCN plans. These plans are unfunded, unsecured, deferred, account-based compensation plans. For each calendar year, participants are permitted under the EID Program to defer up to 85% of their base pay and up to 100% of their annual cash incentive award.

EID Program

Deferred Investments under the EID Program. Amounts deferred under the EID Program may be invested in the following phantom investment alternatives (12-month investment returns, as of December 31, 2023, are shown in parentheses):

∎	YUM! Stock Fund (4.01%*)

∎	YUM! Matching Stock Fund (4.01%*)

∎	S&P 500 Index Fund (26.28%)

∎	Bond Market Index Fund (5.61%)

∎	Stable Value Fund (2.73%)

* Assumes dividends are reinvested.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

All of the phantom investment alternatives offered under the EID Program are designed to match the performance of actual investments; that is, they provide market rate returns and do not provide for preferential earnings. The S&P 500 index fund, bond market index fund and stable value fund are designed to track the investment return of like-named funds offered under the Company’s 401(k) Plan. The YUM! Stock Fund and YUM! Matching Stock Fund track the investment return of the Company’s common stock. Participants may transfer funds between the investment alternatives on a quarterly basis except (1) funds invested in the YUM! Stock Fund or YUM! Matching Stock Fund may not be transferred once invested in these funds and (2) a participant may only elect to invest into the YUM! Matching Stock Fund at the time the annual incentive deferral election is made. In the case of the Matching Stock Fund, participants who defer their annual incentive into this fund acquire additional phantom shares (RSUs) equal to 33% of the RSUs received with respect to the deferral of their annual incentive into the YUM! Matching Stock Fund (the additional RSUs are referred to as “matching contributions”). The RSUs attributable to the matching contributions are allocated on the same day the RSUs attributable to the annual incentive are allocated, which is the same day we make our annual stock appreciation right grants. Eligible amounts attributable to the matching contribution under the YUM! Matching Stock Fund are included in column (c) below as contributions by the Company (and represent amounts actually credited to the NEO’s account during 2023).

Beginning with their 2009 annual incentive award, those who are eligible for annual PSU awards are no longer eligible to participate in the Matching Stock Fund.

RSUs attributable to annual incentive deferrals into the YUM! Matching Stock Fund and matching contributions vest on the second anniversary of the grant (or upon a change of control of the Company, if earlier) and are payable as shares of YUM common stock pursuant to the participant’s deferral election. Unvested RSUs held in a participant’s YUM! Matching Stock Fund account are forfeited if the participant voluntarily terminates employment with the Company within two years of the deferral date. If a participant terminates employment involuntarily, the portion of the account attributable to the matching contributions is forfeited and the participant will receive an amount equal to the amount of the original amount deferred. If a participant dies or becomes disabled during the restricted period, the participant fully vests in the RSUs. Dividend equivalents are accrued during the restricted period but are only paid if the RSUs vest. In the case of a participant who has attained age 55 with 10 years of service, or age 65 with five years of service, RSUs attributable to bonus deferrals into the YUM! Matching Stock Fund vest immediately and RSUs attributable to the matching contribution vest on the second anniversary of the deferral date.

Distributions under EID Program. When participants elect to defer amounts into the EID Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year – whether or not employment has then ended – or at a time that begins at or after the executive’s retirement, separation or termination of employment. Distributions can be made in a lump sum or quarterly or annual installments for up to 20 years. Initial deferrals are subject to a minimum two-year deferral. In general, with respect to amounts deferred after 2005 or not fully vested as of January 1, 2005, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, Section 409A requires that:

∎	Distribution schedules cannot be accelerated (other than for a hardship)

∎	To delay a previously scheduled distribution,

–	A participant must make an election at least one year before the distribution otherwise would be made, and

–	The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

With respect to amounts deferred prior to 2005, to delay a distribution the new distribution cannot begin until two years after it would have begun without the election to re-defer.

Investments in the YUM! Stock Fund and YUM! Matching Stock Fund are only distributed in shares of Company stock.

Leadership Retirement Plan

LRP Account Returns. The LRP provides an annual earnings credit to each participant’s account based on the value of participant’s account at the end of each year. Under the LRP, Messrs. Turner and Powell will receive an annual earnings credit equal to the Moody’s Aa Corporate Bond Yield Average for maturities 20 years and above (currently 5.05%) of their account balances. The Company’s contribution (“Employer Credit”) for 2023 was equal to 4% of salary plus target bonus for Messrs. Turner and Powell.

EXECUTIVE COMPENSATION

Distributions under LRP. Under the LRP, participants who became eligible to participate in the plan before January 1, 2019 and are age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Alternatively, these participants may elect to be paid in 5 or 10-year installments following the attainment of age 55. If these participants are under age 55 with a vested LRP benefit that, combined with any other deferred compensation benefits covered under Code Section 409A exceeds $22,500, they will not receive a distribution until the calendar quarter that follows the participant’s 55th birthday. Participants who become eligible to participate in LRP after January 1, 2019 (including Messrs. Turner and Powell will receive a lump sum distribution following separation from employment.

Third Country National Plan

TCN Account Returns. The TCN provides an annual earnings credit to each participant’s account based on the value of each participant’s account at the end of each year. Under the TCN, Mr. Sami receives an annual earnings credit equal to 5%. For Mr. Sami, the Employer Credit for 2023 was equal to 15% of his salary plus target bonus.

Distributions under TCN. Under the TCN, participants age 55 or older with a balance of $19,500 or more, are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 who separate employment with the Company will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
(a)		(b)	(c)	(d)	(e)	(f)

Gibbs	EID	–	–	502,151	–	4,780,451

	Total	–	–	502,151	–	4,780,451

Turner	EID	–	–	–	–	–

	LRP	–	77,400	6,656	2,887	309,905

	Total	–	77,400	6,656	2,887	309,905

Skeans	EID	–	–	53,709	–	591,623

	Total	–	–	53,709	–	591,623

Sami	EID	–	–	–	–	–

	TCN	–	246,531	100,272	–	2,352,245

	Total	–	246,531	100,272	–	2,352,245

Powell	EID	–	–	–	–	–

	LRP	–	69,300	2,180	–	146,411

	Total	–	69,300	2,180	–	146,411

(1) Amounts in column (b) reflect deferred amounts that were also reported as compensation in our Summary Compensation Table filed last year or, would have been reported as compensation in our Summary Compensation Table last year if the executive were a NEO, and deferrals of base salary into the EID Program.

(2) Amounts in column (c) reflect Company contributions for EID and LRP and TCN allocations. See footnote 6 of the Summary Compensation Table for more detail.

(3) Amounts in column (d) reflect earnings during the last fiscal year on deferred amounts. All earnings are based on the investment alternatives offered under the EID Program or the earnings credits provided under the LRP and TCN described in the narrative above this table. The EID Program earnings are market based returns and, therefore, are not reported in the Summary Compensation Table. For Messrs. Turner, Sami and Powell, of the earnings reflected in this column, none were deemed above market earnings accruing to their accounts under the LRP and TCN.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

(4) All amounts shown in column (e) were distributed in accordance with the executive’s deferral election, except in the case of the following amounts distributed to pay payroll taxes due upon their account balance under the EID Program or LRP/TCN for 2023.

Gibbs	–

Turner	2,887

Skeans	–

Sami	–

Powell	–

(5) Amounts reflected in column (f) are the year-end balances for each executive under the EID Program and the LRP and TCN. As required under SEC rules, below is the portion of the year-end balance for each executive which has previously been reported as compensation to the executive in the Company’s Summary Compensation Table for 2023 and prior years.

Gibbs	–

Turner	$316,570

Skeans	–

Sami	$246,531

Powell	$133,300

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2023, given the NEO’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) Plan, retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

SAR Awards. If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2023, they could exercise the SARs that were exercisable on that date as shown at the Outstanding Equity Awards at Year-End table on page 63, otherwise all SARs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2023, exercisable SARs would remain exercisable through the term of the award and unvested shares would continue to vest if the award was granted at least one year before retirement and vesting would be accelerated for all SARs in the event of death. Except in the case of a change in control or death, no SARs become exercisable on an accelerated basis. In the case of an involuntary termination of employment as of December 31, 2023 following a change in control or death, each NEO would receive the following: Mr. Gibbs $5,209,195, Mr. Turner $1,249,485, Ms. Skeans $1,269,583, Mr. Sami $222,788, and Mr. Powell $120,921.

RSU Awards. If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2023, all unvested RSUs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2023, unvested annual RSUs would continue to vest if the award was granted at least one year before retirement and vesting would be accelerated for all annual RSUs granted in 2022 and 2023 in the event of death (CEO Award RSUs receive pro rata vesting in the event of death or retirement). Except in the case of a change in control or death, no RSUs become vested on an accelerated basis. In the case of an involuntary termination of employment as of December 31, 2023 following a change in control or death, each NEO would receive the following: Mr. Gibbs $12,852,866, Mr. Turner $1,218,729, Ms. Skeans $1,955,120, Mr. Sami $2,023,213, and Mr. Powell $2,075,865.

EXECUTIVE COMPENSATION

Executive Income Deferral Program. As described in more detail beginning at page 67, the NEOs participate in the EID Program, which permits the deferral of salary and annual incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 69 includes each NEO’s aggregate balance at December 31, 2023. The NEOs are entitled to receive their vested amount under the EID Program in case of voluntary termination of employment. In the case of involuntary termination of employment, they are entitled to receive their vested benefit and the amount of the unvested benefit that corresponds to their deferral. In the case of death, disability or retirement after age 65, they or their beneficiaries are entitled to their entire account balance as shown in the last column of the Nonqualified Deferred Compensation table on page 69.

In the case of an involuntary termination of employment as of December 31, 2023, each NEO would receive the following: Mr. Gibbs $4,780,451, Mr. Turner $0, Ms. Skeans $591,623, Mr. Sami $0, and Mr. Powell $0. As discussed at page 67, these amounts reflect base salary or bonuses previously deferred by the executive and appreciation on these deferred amounts (see page 67 for discussion of investment alternatives available under the EID). Thus, these EID account balances represent deferred base salary or bonuses (earned in prior years) and appreciation of their accounts based primarily on the performance of the Company’s stock.

Leadership Retirement Plan. Under the LRP, participants who become eligible to participate after January 1, 2019 (including Messrs. Turner and Powell) will receive a lump sum distribution following separation from employment unless they elect to be paid in 5 or 10-year installments after attaining age 54. In case of termination of employment as of December 31, 2023, Mr. Turner would have received $309,905 and Mr. Powell would have received $146,411.

Third Country National Plan. Under the TCN, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their termination of employment. Participants under age 55 who terminate will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday. In case of termination of employment as of December31, 2023, Mr. Sami would have received $2,352,245.

Performance Share Unit Awards. If one or more NEOs terminated employment for any reason other than retirement or death or following a change in control and prior to achievement of the performance criteria and vesting period, then the award would be cancelled and forfeited. If the NEO had retired or died or been involuntarily terminated following a change in control, as of December 31, 2023, the PSU award would be paid out based on actual performance for the performance period (or target performance if termination is in same year PSU granted), subject to a pro rata reduction reflecting the portion of the performance period not worked by the NEO. If any of these payouts had occurred on December 31, 2023, Messrs. Gibbs, Turner, Sami and Powell and Ms. Skeans would have been entitled to $7,766,118, $1,753,087, $1,282,132, $1,410,946, and $1,881,899, respectively, assuming target performance.

Pension Benefits. The Pension Benefits Table on page 65 describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of the annuity payable to each NEO assuming termination of employment as of December 31, 2023. The table on page 66 provides the present value of the lump sum benefit payable to each NEO when they attain eligibility for Early Retirement (i.e., age 55 with 10 years of service) under the plans.

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the All Other Compensation Table on page 60. If the NEOs had died on December 31, 2023, the survivors of Messrs. Gibbs, Turner, Sami and Powell and Ms. Skeans would have received Company-paid life insurance of $3,000,000, $1,935,000, $1,000,000, $1,733,000, and $1,980,000, respectively, under this arrangement. Executives and all other salaried employees can purchase additional life insurance benefits up to a maximum combined company paid and additional life insurance of $3.5 million. This additional benefit is not paid or subsidized by the Company and, therefore, is not shown here.

Change in Control. Change in control severance agreements are in effect between YUM and certain key executives (including Messrs. Gibbs, Turner, Sami and Powell and Ms. Skeans). These agreements are general obligations of YUM, and provide, generally, that if, within two years subsequent to a change in control of YUM, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements) or the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive the following:

∎

a proportionate annual incentive assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination;

∎	a severance payment equal to two times the sum of the executive’s base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company; and

∎	outplacement services for up to one year following termination.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

In March 2013, the Company eliminated excise tax gross-ups and implemented a best net after-tax method. See the Company’s CD&A on page 39 for more detail.

The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change in control will not be entitled to receive any severance payments under the change in control severance agreements.

Generally, pursuant to the agreements, a change in control is deemed to occur:

(i)	if any person acquires 20% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);

(ii)	if a majority of the directors as of the date of the agreement are replaced other than in specific circumstances; or

(iii)

upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger where the Company’s directors immediately before the change in control constitute a majority of the directors of the resulting organization, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then-outstanding securities.

In addition to the payments described above, upon a change in control:

∎

All outstanding SARs held by the executive and not otherwise exercisable will fully and immediately vest following a change in control if the executive is employed on the date of the change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control. See Company’s CD&A on page 39 for more detail;

∎	RSUs under the Company’s EID Program or otherwise held by the executive will automatically vest; and

∎

Pursuant to the Company’s Performance Share Plan under the LTIP, all PSU awards awarded in the year in which the change in control occurs, will be paid out at target assuming a target level performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period after the change in control. All PSUs awarded for performance periods that began before the year in which the change in control occurs will be paid out assuming performance achieved for the performance period was at the greater of target level performance or projected level of performance at the time of the change in control, subject to pro rata reduction to reflect the portion of the performance period after the change in control. In all cases, executives must be employed with the Company on the date of the change in control and involuntarily terminated upon or following the change in control and during the performance period. See Company’s CD&A on page 39 for more detail.

If a change in control and each NEO’s involuntary termination had occurred as of December 31, 2023, the following payments or other benefits would have been made or become available.

	Gibbs $	Turner $	Skeans $	Sami $	Powell $
Severance Payment	8,660,600	4,245,188	4,351,500	3,356,866	3,465,000
Annual Incentive	4,712,500	1,875,938	1,957,500	1,885,059	948,338
Accelerated Vesting of SARs	5,209,195	1,249,485	1,269,583	222,788	120,921
Accelerated Vesting of RSUs	12,852,866	1,218,729	1,955,120	2,023,213	2,075,865
Acceleration of PSU Performance/Vesting	7,766,118	1,753,087	1,881,899	1,282,132	1,410,946
Outplacement	25,000	25,000	25,000	25,000	25,000
TOTAL	39,226,279	10,367,426	11,440,603	8,795,057	8,046,070

EXECUTIVE COMPENSATION

CEO Pay Ratio

Each year the Company and our franchisees around the world create thousands of restaurant jobs, which are part-time, entry-level opportunities to grow careers at our KFC, Pizza Hut, Taco Bell and The Habit Burger Grill brands. As evidence of the opportunities these positions create, approximately 80% of our Company-owned Restaurant General Managers (“RGMs”) located in the U.S. have been promoted from other positions in our restaurants and such RGMs often earn competitive pay greater than the average American household income. In the United States, approximately 90% of our Company-owned restaurant employees are part-time and at least 50% have been employed by the Company for less than a year.

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Gibbs, our Chief Executive Officer (our “CEO”).

To identify the 2023 median employee, we used the December 2023 base wages or base salary information for all employees who were employed by us on December 31, 2023, excluding our CEO. We included all full-time and part-time employees and annualized the employees’ base salary or base wages to reflect their compensation for 2023. We believe the use of base wages or base salary for all employees is a consistently applied compensation measure.

As of December 31, 2023, our global workforce used for determining the pay ratio was approximately 35,000 employees (approximately 25,000 in the U.S. and 10,000 internationally).

After calculating employee compensation, our median employee was identified as a part-time Taco Bell restaurant employee in the United States. After identifying the median employee, we calculated total annual compensation in accordance with the requirements of the Summary Compensation Table.

For 2023, the total compensation of our CEO, as reported in the Summary Compensation Table at page 59, was $21,238,955. The total compensation of our median employee was estimated to be $17,628. As a result, we estimate that our CEO to median employee pay ratio is 1205:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Management Planning and Development Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see “Compensation Discussion and Analysis” on page
39
 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to SARs, RSUs and PSUs. See the “2023 Option Exercises and Stock Vested” table on page
65
 for more information.
The following table sets forth additional compensation information of our Chief Executive Officer (CEO) and our non-CEO
NEOs along with total shareholder return, net income, and Core Operating Profit Growth performance results for 2020, 2021, 2022 and 2023.

Year (1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($) (2)(3)		Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs($) (2)(3)		Value of Initial Fixed $100 Investment Based On:		Net Income ($)	Core Operating Profit Growth (9)
							Total Shareholder Return ($) (8)	Peer Group Total Shareholder Return ($) (8)
2023	21,238,955	19,362,404	(4)	5,606,206	5,685,564	(4)	140	149	1,597,000,000	12%
2022	16,671,654	16,099,314	(5)	4,984,077	4,629,758	(5)	134	104	1,325,000,000	5%
2021	27,578,659	45,011,805	(6)	8,305,919	13,880,647	(6)	143	166	1,575,000,000	18%
2020	14,631,451	10,894,204	(7)	4,294,455	4,270,359	(7)	110	133	904,000,000	(7)%
(1) The CEO and NEOs included in the above compensation columns reflect the following:

Year	CEO	NEOs
2023	David Gibbs	Chris Turner, Tracy Skeans, Sabir Sami, Aaron Powell
2022	David Gibbs	Chris Turner, Tracy Skeans, Mark King, Aaron Powell
2021	David Gibbs	Chris Turner, Tracy Skeans, Mark King, Tony Lowings
2020	David Gibbs	Chris Turner, Tracy Skeans, Mark King, Tony Lowings
(2)

Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for RSU awards, closing price of YUM common stock on applicable year-end
dates or, in the case of vesting dates, the actual vesting price, (2) for PSU awards, the same valuation methodology as RSU awards above except year-end
and vesting date values are multiplied by the probability of achievement or actual results, as applicable, as of each such date and, for PSU awards with market-based conditions, the probability is determined based on the outcome of a Monte Carlo simulation and (3) for SARs, the fair value calculated by a Black-Scholes option-pricing model as of the applicable year-end
or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing YUM or YUM China common stock price on the applicable revaluation date as the current market price as of the revaluation date, and in all cases based on expected term, as determined using the simplified method, volatility, dividend rates and risk free rates determined as of the revaluation date. The simplified method was used to determine expected term as of the revaluation date as we do not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term for awards with remaining contractual terms of less than 10 years.
(3) For the portion of “Compensation Actually Paid” that is based on year-end
stock prices, the following prices were used: for 2023: $130.66 (a 2% increase from prior year); for 2022: $128.08 (an 8% reduction from prior year), for 2021: $138.86 (a 28% increase from prior year), and for 2020: $108.56 (an 8% increase from prior year).

PAY VERSUS PERFORMANCE DISCLOSURE

(4) 2023 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the
Non-CEO
NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2023 Summary Compensation Table (SCT)	21,238,955	5,606,206
Less, Value of Stock & Option Awards Reported in SCT	11,971,618	2,602,626
Less, Change in Pension Value in SCT	2,999,005	93,896
Plus, Pension Service Cost and impact of Pension Plan Amendments	602,421	57,783
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	12,975,399	2,820,850
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	1,934,143	369,155
Plus, Fair Value of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(2,417,891)	(471,908)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	(1,876,551)	79,358
“Compensation Actually Paid” for Fiscal Year 202 3	19,362,404	5,685,564
(5) 2022 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the
Non-CEO
NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2022 Summary Compensation Table (SCT)	16,671,654	4,984,077
Less, Value of Stock & Option Awards Reported in SCT	11,763,389	2,342,510
Less, Change in Pension Value in SCT	367,990	—
Plus, Pension Service Cost and impact of Pension Plan Amendments	623,605	82,464
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	13,486,323	2,685,599
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(730,276)	(185,202)
Plus, Fair Value of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(1,820,613)	(594,670)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	(572,340)	(354,319)
“Compensation Actually Paid” for Fiscal Year 2022	16,099,314	4,629,758
(6) 2021 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the
Non-CEO
NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2021 Summary Compensation Table (SCT)	27,578,659	8,305,919
Less, Value of Stock & Option Awards Reported in SCT	15,936,623	4,449,129
Less, Change in Pension Value in SCT	4,789,314	203,750
Plus, Pension Service Cost and impact of Pension Plan Amendments	1,597,763	73,389
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	28,021,727	7,768,744
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	7,360,149	2,090,847
Plus, Fair Value of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	1,179,444	294,627
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	17,433,146	5,574,728
“Compensation Actually Paid” for Fiscal Year 2021	45,011,805	13,880,647

YUM! BRANDS, INC.	2024 PROXY STATEMENT

(7) 2020 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the
Non-CEO
NEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2020 Summary Compensation Table (SCT)	14,631,451	4,294,455
Less, Value of Stock & Option Awards Reported in SCT	8,146,446	1,963,535
Less, Change in Pension Value in SCT	4,517,703	463,105
Plus, Pension Service Cost and impact of Pension Plan Amendments	445,160	52,089
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	8,657,431	2,206,217
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	351,871	196,358
Plus, Fair Value of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(527,560)	(52,120)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	(3,737,247)	(24,096)
“Compensation Actually Paid” for Fiscal Year 2020	10,894,204	4,270,359
(8) Company and Peer Group TSR reflects the Company’s peer group (S&P 500 Consumer Discretionary Index) as reflected in our Annual Report on the Form
10-K
for the fiscal year ended December 31, 2023. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 27, 2019.
(9) Core Operating Profit is a
non-GAAP
measure. Core Operating Profit is determined by excluding from Operating Profit both Special Items, which the Company does not believe are indicative of our ongoing operations due to their size and/or nature, and the impacts of foreign currency translation. Special Items include, among other items, gain or loss associated with market-wide refranchising, operating profit or loss associated with the decision to cease operations in Russia, and certain charges associated with resource optimization. See pages
31-32
and
35-36
in Item 7 of YUM’s Form
10-K
for the fiscal year ended on December 31, 2023 for a discussion of Core Operating Profit in 2023. Core Operating Profit Growth shown above for 2020 excludes the impact of a 53rd week in 2019.
Pay versus Performance Descriptive Disclosure
We chose Core Operating Profit Growth as our Company Selected Measure for evaluating Pay versus Performance because it is a key metric in our annual bonus (50% weighting) and annual PSU Plans (50% weighting) in 2023. Over the four-year period from 2020 to 2023, our TSR was generally trending in a similar manner or exceeding the TSR for our peer group. The increase in the Company’s TSR lagged our peers in 2020 and 2021, and more narrowly in 2023, while our 2022 TSR performance significantly outpaced that of our peers, although our “Compensation Actually Paid” to our NEOs in 2022 decreased compared to what is reported in the Summary Compensation Table. There is generally a directionally corresponding relationship between TSR and “Compensation Actually Paid” between 2020 and 2023. As TSR increased or declined, “Compensation Actually Paid” increased or decreased accordingly. Between 2020 and 2023, we see a similar directionally corresponding relationship between Net Income and “Compensation Actually Paid.” As Net Income increased or declined over the four-year period, “Compensation Actually Paid” increased or decreased accordingly. Core Operating Profit Growth is a performance measure in both our annual bonus and PSU plans and, accordingly, we observed a correlation between Core Operating Profit Growth and “Compensation Actually Paid.” However, the increase in “Compensation Actually Paid” in 2021 was driven largely by the one-time
Accelerating Profitable Growth PSU grant made to our CEO and NEOs in 2021.

PAY VERSUS PERFORMANCE DISCLOSURE

Pay versus Performance Tabular List
The table below lists our most important financial performance measures used to link “Compensation Actually Paid” for our CEO and NEOs to company performance, over the year ending December 31, 2023. These measures are used to determine the annual bonus and PSU payouts for each of the CEO and the other NEOs. Core Operating Profit Growth, Same Store Sales Growth and Net New Unit Growth are key metrics under our annual bonus plan, while Core Operating Profit Growth and System Sales Growth are the primary metrics under our annual PSU plan. For more information on our annual bonus and PSUs, see the Compensation Discussion and Analysis, beginning on page
39
 of this Proxy Statement. The performance measures included in this table are not ranked by relative importance.

Most Important Financial Performance Measures
Core Operating Profit Growth
System Sales Growth
Net New Unit Growth
Same Store Sales Growth
Total Shareholder Return

YUM! BRANDS, INC.	2024 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2023, the equity compensation plans under which we may issue shares of stock to our directors, officers, current employees and former employees. Those plans include the Long Term Incentive Plan (the “LTIP”) and the Restaurant General Manager Stock Option Plan (“RGM Plan”).

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	5,816,786	(1)	92.68	(2)	22,943,859	(3)
Equity compensation plans not approved by security holders	15,577	(4)	57.28	(2)	–
TOTAL	5,832,363	(1)	92.58	(2)	22,943,859	(3)

(1) Includes 2,643,300 shares issuable in respect of RSUs, performance units and deferred units.

(2) Weighted average exercise price of outstanding Options and SARs only.

(3) Includes 11,471,929 shares available for issuance of awards of stock units, restricted stock, restricted stock units and performance share unit awards under the LTIP Plan.

(4) Awards are made under the RGM Plan.

What are the key features of the LTIP?

The LTIP provides for the issuance of up to 92,600,000 shares of stock as non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the LTIP. The purpose of the LTIP is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The LTIP is administered by the Management Planning and Development Committee of the Board of Directors (the “Committee”). The exercise price of a stock option grant or SAR under the LTIP may not be less than the closing price of our stock on the date of the grant, and no options or SARs may have a term of more than ten years. The options and SARs that are currently outstanding under the LTIP generally vest over a one-to-four-year period and expire ten years from the date of the grant. Our shareholders approved the LTIP in 1999, and the plan as amended in 2003, 2008 and 2016.

What are the key features of the RGM Plan?

Effective May 20, 2016, we canceled the remaining shares available for issuance under the RGM Plan, except for the approximately 220,000 shares necessary to satisfy then outstanding awards. No future awards will be made under the RGM Plan. The RGM Plan has provided for the issuance shares of common stock at a price equal to or greater than the closing price of our stock on the date of grant. The RGM Plan allowed us to award non-qualified stock options, SARs, restricted stock and RSUs. Employees, other than executive officers, have been eligible to receive awards under the RGM Plan. The purpose of the RGM Plan was (i) to give restaurant general managers (“RGMs”) the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of YUM’s other shareholders, (iii) to emphasize that the RGM is YUM’s #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees have been eligible to receive awards under the RGM plan, all awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four-year vesting and expire after ten years. The RGM Plan is administered by the Committee, and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee (for purposes of this report, the “Committee”) are Paget L. Alves, M. Brett Biggs, Tanya L. Domier, Susan Doniz and Annie Young-Scrivner. Mr. Alves serves as Chair of the Committee.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Alves, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Alves has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member of the Committee is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was amended and restated effective January 26, 2023. The charter is reviewed by management at least annually, and any recommended changes are presented to the Audit Committee for review and approval. The charter is available on our website at http://investors.yum.com/committee-composition-and-charters.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the Food pillar of the Company’s environmental, social and governance strategy referred to as the YUM! Good Growth Strategy. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). KPMG LLP has served as the Company’s independent auditors since 1997. Each year, the Committee evaluates the performance, qualifications and independence of the independent auditors. The Committee is also involved in the selection of the lead audit partner. In evaluating the Company’s independent auditors, the Committee considers the quality of the services provided, as well as the independent auditors’ and lead partner’s capabilities and technical expertise and knowledge of the Company’s operations and industry.

The Committee met 8 times during 2023. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings generally include private sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management, as well as executive sessions consisting of only Committee members. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent

YUM! BRANDS, INC.	2024 PROXY STATEMENT

verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company’s internal control over financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. With respect to each 2023 fiscal reporting period, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee reviewed and discussed the Company’s enterprise risk management program and key risks, including the Company’s business and financial technology risk exposure, which includes data privacy and data protection, information security and cybersecurity. It also reviewed and discussed risks relating to the Food pillar of the YUM! Good Growth Strategy, including food safety and supply chain risk. The Committee also reviewed and discussed legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2023?

Based on the Committee’s discussions with management and the independent auditors and the Committee’s review of the representations of management and the report of the independent auditors to the Board of Directors and shareholders, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Paget L. Alves, Chairperson

M. Brett Biggs

Tanya L. Domier

Susan Doniz

Annie Young-Scrivner

ADDITIONAL INFORMATION

Additional Information

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited principally by mail, by telephone and through the Internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

YUM shareholders with shares registered directly in their name who received shareholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience, to reduce our environmental impact and to reduce Annual Report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to www.computershare.com, click on Shareholder Account Access, log in and locate the option to receive Company mailing via e-mail. Shareholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, Computershare, Inc., 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202 or by logging onto our Transfer Agent’s website at www.computershare.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail Computershare, Inc.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 298-6986 or by sending an e-mail to yum.investor@yum.com.

YUM! BRANDS, INC.	2024 PROXY STATEMENT

May I propose actions for consideration at next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2025 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 by December 6, 2024. The proposal should be sent to the attention of the Corporate Secretary.

Under our bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices and you must include information set forth in our bylaws. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2025 Annual Meeting no later than the date specified in our bylaws. If the 2025 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then the nomination or item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Assuming that our 2025 Annual Meeting is held within 30 days of the anniversary of this Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 15, 2025.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by the SEC’s Rule 14a-19, which notice must be postmarked or transmitted electronically to our principal executive offices no later than 60 calendar days prior to the anniversary date of this year’s Annual Meeting (or no later than March 17, 2025). However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company.

In addition, our bylaws provide for proxy access for director nominations by shareholders (as described at page 18). A shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM common stock representing an aggregate of at least 3% of our outstanding shares, may nominate, and include in YUM’s proxy materials, director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees must be received no earlier than November 6, 2024, and no later than December 6, 2024.

The Board is not aware of any matters that are expected to come before the 2024 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairperson of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Bylaw Provisions. You may contact YUM’s Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

YUM! BRANDS, INC. 1441 GARDINER LANE LOUISVILLE, KY 40213

ADMISSION TICKET

Your Vote is important. Please vote immediately.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Yum! Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are voting by Internet or telephone, please DO NOT mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V41342-P06883	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YUM! BRANDS, INC.

The Board of Directors recommends a vote FOR Items 1, 2 and 3, and AGAINST Items 4 and 5.

1. Election of Directors.

Nominees:	For	Against	Abstain

1a. Paget L. Alves	☐	☐	☐

1b. Keith Barr	☐	☐	☐

1c. M. Brett Biggs	☐	☐	☐

1d. Christopher M. Connor	☐	☐	☐

1e. Brian C. Cornell	☐	☐	☐

1f. Tanya L. Domier	☐	☐	☐

1g. Susan Doniz	☐	☐	☐

1h. David W. Gibbs	☐	☐	☐

1i. Mirian M. Graddick-Weir	☐	☐	☐

1j. Thomas C. Nelson	☐	☐	☐

1k. P. Justin Skala	☐	☐	☐

1l. Annie Young-Scrivner	☐	☐	☐

	For	Against	Abstain

2. Ratification of Independent Auditors.	☐	☐	☐

3. Advisory Vote on Executive Compensation.	☐	☐	☐

	For	Against	Abstain

4. Shareholder Proposal Regarding Adoption of a Policy on the Use of Medically Important Antimicrobials in Food-Producing Animals.	☐	☐	☐

5. Shareholder Proposal Regarding Consideration of Proposed Capital Transactions Involving the Brands.	☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

NOTE: Please sign exactly as the name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners)                Date

YUM! BRANDS, INC.

ANNUAL MEETING

May 16, 2024

9:00 A.M., CDT

YUM! Brands Center of Restaurant Excellence

7100 Corporate Drive

Plano, Texas 75024

ADMISSION TICKET

YUM! BRANDS, INC.’S 2024 ANNUAL SHAREHOLDERS MEETING WILL BE HELD AT 9:00 A.M. (CENTRAL DAYLIGHT TIME) ON THURSDAY, MAY 16, 2024, at the YUM! Brands Center of Restaurant Excellence, 7100 Corporate Drive, Plano, Texas 75024.

If you plan to attend the Annual Shareholders Meeting in person, please tear off and keep the upper portion of this form as your ticket for admission to the Meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card on the reverse side covers the voting of all shares of common stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan.

If you plan to vote by mail, please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you plan to vote by mail and do not sign and return a proxy, the shares cannot be voted. You may also vote by Internet or phone as described on the reverse side or by attending the Annual Meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

(PLEASE DETACH PROXY CARD AT PERFORATION)

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V41343-P06883

YUM! BRANDS, INC.
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott A. Catlett, Carson T. Stewart and Lawrence Derenge III and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Shareholders Meeting to be held on May 16, 2024 at 9:00 a.m. CDT, or any adjournment thereof.

NOMINEES FOR DIRECTOR:

Paget L. Alves, Keith Barr, M. Brett Biggs, Christopher M. Connor, Brian C. Cornell, Tanya L. Domier, Susan Doniz, David W. Gibbs, Mirian M. Graddick-Weir, Thomas C. Nelson, P. Justin Skala and Annie Young-Scrivner.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3, and AGAINST ITEMS 4 and 5.

This Proxy, when properly executed, will be voted as directed; if no direction is indicated, it will be voted as follows:

FOR (1) the Election of All Nominees for Director

FOR (2) the Ratification of Independent Auditors

FOR (3) the Advisory Vote on Executive Compensation

AGAINST (4) the Shareholder Proposal Regarding Adoption of a Policy on the Use of Medically Important Antimicrobials in Food-Producing Animals

AGAINST (5) the Shareholder Proposal Regarding Consideration of Proposed Capital Transactions Involving the Brands

This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan.

(CONTINUED and To Be Signed and Dated on REVERSE SIDE)